Exhibit 10.12
Execution Version

LOAN AND SECURITY AGREEMENT
Dated as of April 14, 2022
between
KALERA, INC.,
as Borrower
and
FARM CREDIT OF CENTRAL FLORIDA, ACA,
as Lender

i

TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

SCHEDULES
1.01	Existing Specified Landlord Letters of Credit
4.01	Commercial Tort Claims
4.02	Pledged Interests
4.06	Information Regarding Collateral
5.01	Good Standing and Foreign Qualification Jurisdictions
6.08(b)(1)	Owned Real Property
6.08(b)(2)	Leased Real Property
6.13	Subsidiaries; Other Equity Investments; Equity Interests
6.17	Intellectual Property
6.18	Labor Agreements
6.19	Deposit Accounts, Securities Accounts and Commodities Accounts
8.01	Existing Indebtedness
8.02	Existing Liens
8.03	Existing Investments
8.08	Transactions with Affiliates

EXHIBITS	Form of
A-1	Revolving Loan Note
A-2	Term Loan Note
B	Compliance Certificate
C	Borrowing Base Certificate
D	Advance Request Notice

LOAN AND SECURITY AGREEMENT
This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of April 14, 2022, between KALERA, INC., a Delaware corporation (the “Borrower”), and FARM CREDIT OF CENTRAL FLORIDA, ACA, as lender (the “Lender”).
Preliminary Statements
A.    The Borrower has requested that the Lender provide certain credit facilities to the Borrower to finance its business.
B.    The Lender is willing to provide such credit facilities on the terms and conditions set forth in this Agreement.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Account” means “accounts” as defined in the UCC.
“Account Debtor” means any Person who is or may become obligated under or on account of any Account, Contractual Obligation, Chattel Paper or General Intangible.
“ACH” means automated clearing house transfers.
“Acquisition” means the acquisition of (a) a controlling equity or other ownership interest in another Person, whether by purchase of such equity or other ownership interest or upon exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement” means this Loan and Security Agreement.
“Anti-Corruption Laws” means any and all laws, ordinances and regulations in any jurisdiction where any Loan Party or any of its Subsidiaries is located or doing business from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.
“Anti-Terrorism Laws” means any and all laws or regulations in effect from time to time in any jurisdiction where any Loan Party or any of its Subsidiaries is located or doing business relating to anti-money laundering and terrorism, including, without limitation, Executive Order No. 13224 (effective September 24, 2001) and the USA Patriot Act (Pub. L. No. 107-56 (Oct. 12, 2001)).
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
“Audited Financial Statements” means the audited Consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended December 31, 2021, and the related Consolidated statements of income or operations, retained earnings and cash flows for such fiscal year of Holdings and its Subsidiaries, including the notes thereto.
“Auditor” has the meaning specified in Section 7.01(a).
“Availability” means (a) the Maximum Borrowing Amount minus (b) the Outstanding Amount of all Revolving Loans. In calculating Availability at any time, upon the written request from Lender, the Borrower shall certify to the Lender that all accounts payable and Taxes are being paid on a timely basis and consistent with past practices (absent which the Lender may establish a Reserve therefor).
“Availability Period” means the period from the Closing Date to the Revolving Credit Termination Date.
“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Lender from time to time determines in its Permitted Discretion as being appropriate (a) to reflect the impediments to the Lender’s ability to realize upon the Collateral consisting of Eligible Accounts or Eligible Inventory, (b) to reflect sums that any Loan Party may be required to pay under any Section of this Agreement or any other Loan Document (including taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (c) to reflect amounts for which claims may be reasonably expected to be asserted against the Collateral or the Lender or (d) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on: (i) Rent and Charges Reserves; (ii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, and other Taxes which might have priority over the interests of the Lender in the Collateral; (iii) any liabilities that are or may become secured by Liens on the Collateral (including Permitted Liens) which might have priority over the Liens or interests of the Lender in the Collateral; (iv) reserves with respect to the salability of Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory, including obsolescence, seasonality, Shrink; vendor chargebacks, imbalance, change in Inventory character, composition or mix, markdowns and out of date and/or expired Inventory; and (v) the Dilution Reserve.
“Bankruptcy Code” means Title 11 of the United States Code.
“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers or board of directors or sole member or manager of such Person or any Person or any committee thereof duly authorized to act on behalf of such board, (c) in the case of any partnership, the Board of Directors of a general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrowing” means any of (a) a Revolving Borrowing, or (b) a Term Borrowing, as the context may require.
“Borrowing Base” means, at any time of calculation, an amount equal to:
(a)    the Value of Eligible Accounts (less all cash received but not yet applied in respect of such Eligible Accounts) multiplied by seventy percent (70%); plus
(b)    the Cost of Eligible Inventory multiplied by fifty (50%); minus
(c)    the amount of all Availability Reserves.
The term “Borrowing Base” and the calculation thereof shall not include any assets or property acquired in an Acquisition or otherwise outside the Ordinary Course of Business unless (x) if so required by the Lender, the Lender has conducted Field Exams and appraisals reasonably required by it (with results reasonably satisfactory to the Lender) and (y) the Person owning such assets or property shall be the Borrower or a (directly or indirectly) wholly-owned Domestic Subsidiary of the Borrower and shall have become a Loan Party.
“Borrowing Base Certificate” means a certificate, substantially in the form of Exhibit C hereto, by which the Borrower certifies the calculation of the Borrowing Base.
“Business Combination” means the transactions contemplated by that certain Business Combination Agreement, dated as of January 30, 2022, by and among Holdings, Agrico Acquisition Corp., Figgreen Limited, Kalera Cayman Merger Sub and Kalera Luxembourg Merger Sub SARL, as amended.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lender’s Office is located.
“Capital Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases.
“Cash Equivalents” means any of the following types of property, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Security Instruments): (a) cash, denominated in Dollars; (b) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by the government of the United States or any state or municipality thereof, in each case so long as such obligation has an investment grade rating by S&P and Moody’s; (c) commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s and A-1 (or the then equivalent grade) by S&P, or carrying an equivalent rating by a nationally recognized rating agency if at any time neither Moody’s nor S&P shall be rating such obligations; (d) insured certificates of deposit or bankers’ acceptances of, or time deposits with any

Lender or with any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in the first portion of clause (c) above (without regard to the proviso), (iii) is organized under the laws of the United States or of any state thereof and (iv) has combined capital and surplus of at least $500,000,000; (e) readily marketable general obligations of any corporation organized under the laws of any state of the United States of America, payable in the United States of America, expressed to mature not later than twelve months following the date of issuance thereof and rated A or better by S&P or A2 or better by Moody’s; and (f) readily marketable shares of investment companies or money market funds that, in each case, invest solely in the foregoing Investments described in clauses (a) through (e) above.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CFC” means any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFCHC” means any Subsidiary that owns no material assets other than the Equity Interests or indebtedness of one or more CFCs and/or one or more CFCHCs.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    at any time, Holdings shall fail to own one hundred percent (100%) of the Equity Interests of the Borrower; or
(b)    (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than twenty-five percent (25%) of the Equity Interests of Holdings entitled to vote in the election of members of the board of directors (or equivalent governing body) of Holdings or (ii) a majority of the members of the board of directors (or other equivalent governing body) of Holdings shall not constitute Continuing Directors.
For the avoidance of doubt, the parties hereto acknowledge and agree that the changes in the members of the board of directors (or other equivalent governing body) of Holdings as contemplated on the date hereof to occur in connection with the Business Combination and the Norwegian Merger do not constitute a Change of Control for purposes of the foregoing clause (b)(ii) of this definition.

“Closing Date” means the date on which the conditions to effectiveness set forth in Section 5.01 are satisfied or waived by the Lender. For the avoidance of doubt, the Closing Date is April 14, 2022.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means, collectively, certain property that is or will be required to be covered by the Security Instruments and that may at any time, become or is intended to be pursuant to the terms of the Security Instruments, subject to a security interest or Lien in favor of the Lender or any Secured Party as security for all or any portion of the Obligations; provided that Collateral shall not include any Excluded Assets.
“Commitment” means the Term Loan Commitment or the Revolving Credit Commitment, as the context may require.
“Compliance Certificate” means a certificate substantially in the form of Exhibit B.
“Concentration Account” has the meaning specified in Section 4.05(b).
“Consolidated” means the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.
“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries:
(a)    Consolidated Net Income for such period plus
(b)    the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income (other than as set forth in clause (b)(ix) or clause (b)(x)) for such period:
(i)    Consolidated Interest Charges;
(ii)    expense for Taxes based on income, transfer pricing, profits or capital, including federal, state, local and foreign income Taxes, foreign income Taxes and franchise Taxes;
(iii)    depreciation and amortization;
(iv)    non-cash compensation expense, or other non-cash expenses or charges, for such period arising from any management equity plan, long term incentive plan or share or unit option plan or any other management or employee benefit plan or agreement or share or unit subscription or shareholder or similar agreement or the granting of stock options, stock appreciation rights or similar equity arrangements;
(v)    non-cash expenses or losses and other non-cash charges incurred during such period (excluding any non-cash charges representing an accrual of, or reserve for, cash charges to be paid within the next twelve months);
(vi)    non-recurring or unusual charges, expenses or losses (including, without limitation, accruals for amounts payable under executive employment agreements, and losses realized on Disposition of property outside of the Ordinary Course of Business); provided that the aggregate amount added back under this clause (b)(vi) with respect to any period of four consecutive fiscal quarters shall not exceed the lesser of $350,000 and 5% of Consolidated EBITDA for such period (calculated without giving effect to this clause (b)(vi));
(vii)    all transaction fees, charges and other amounts related to the Transactions and any amendment or other modification to the Loan Documents, in each case to the extent paid within six (6) months of the Closing Date or the effectiveness of such amendment or other modification;
(viii)    all transaction fees, charges and other amounts (including any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith) in connection with any Permitted Acquisition, Investment, Disposition, issuance or repurchase of Equity Interests, or the incurrence, amendment or waiver of Indebtedness permitted hereunder (other than those related to the Transactions or with respect to any amendment or modification of the Loan Documents), in each case, whether or not consummated, in each case to the extent paid within six (6) months of the closing or effectiveness of such event or the termination or abandonment of such transaction, as the case may be; provided that any amounts described in this clause (b)(viii) with respect to transactions that are not consummated shall not exceed $100,000 for the applicable period;
(ix)    proceeds from business interruption insurance (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deduced in the determination of Consolidated Net Income);
(x)    charges, losses, lost profits, expenses or write-offs to the extent indemnified or insured by a reasonably creditworthy third party, in each case, to the extent that coverage has not been denied and there is reasonable evidence that such amounts will be covered by such indemnity or insurance, as the case may be, and so long as such amounts are actually reimbursed to the Borrower or Subsidiaries in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause; provided that if such expense is not actually covered by insurance within such one-year period, such amount shall be deducted from Consolidated Net Income and not added back in calculating Consolidated EBITDA for the fiscal quarter ending immediately after such one-year period and any period of four consecutive fiscal quarters that includes such fiscal quarter; and
(xi)    any restructuring charges, integration and facilities opening costs, project start-up costs, costs related to the closure and/or consolidation of facilities, severance costs and recruiting fees and expenses and costs incurred in connection with new systems design and implementation costs, in each case, for such period; provided that the aggregate amount added back under this clause (b)(xi) with respect to any period of four consecutive fiscal quarters shall not exceed the lesser of $350,000 and 5% of Consolidated EBITDA for such period (calculated without giving effect to this clause (b)(xi)); less
(c)    the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period:
(i)    interest income,
(ii)    federal, state, local and foreign income Tax credits of the Borrower and its Subsidiaries for such period (to the extent not netted from income Tax expense);
(iii)    any unusual or non-recurring gains;

(iv)    non-cash income, gains or profits or other non-cash items increasing Consolidated Net Income; and
(v)    any cash expense made during such period which represents the reversal of any non-cash expense that was added in a prior period pursuant to clause (b)(v) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred.
“Consolidated Funded Debt” means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under standby and commercial letters of credit (excluding the undrawn amount thereof), bankers’ acceptances, bank guaranties (excluding the amounts available thereunder as to which demand for payment has not yet been made), surety bonds (excluding the amounts available thereunder as to which demand for payment has not yet been made) and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business), (e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, to the extent such Indebtedness is recourse to the Borrower or such Subsidiary.
“Consolidated Funded Debt to Capital Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Funded Debt (other than Subordinated Indebtedness) as of such date to (b) the Consolidated Total Capitalization as of such date.
“Consolidated Funded Debt to EBITDA Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Debt (other than Subordinated Indebtedness) as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended.
“Consolidated Interest Charges” means, with respect to the Borrower and its Subsidiaries for any period ending on the date of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (a) the current amortized portion of all fees (including fees payable in respect of any Swap Contract in the nature of an interest rate hedge) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (b) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a Consolidated basis; provided, however, that Consolidated Interest Charges shall include the amount of payments in respect of Synthetic Lease Obligations that are in the nature of interest.
“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the net income (or loss) after taxation of the Borrower and its Subsidiaries for that period excluding (a) net losses or gains realized in connection with (i) any sale, lease, conveyance or other disposition of any asset (other than in the Ordinary Course of Business), or (ii) repayment, repurchase or redemption of Indebtedness, and (b) extraordinary or nonrecurring gain or income (or expense), including, any compensation charge incurred in connection with the Transactions; provided that there shall be excluded from Consolidated Net Income, without duplication, the net income or loss of (x) any Person that is not a Subsidiary or that is accounted for by the equity method of accounting to the extent of the amount of dividends or distributions are not actually paid to the Borrower or a Subsidiary by such Person in cash, (y) any Person in which any other Person (other than the Borrower or a Subsidiary)

has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or a Subsidiary by such Person during such period and (z) any Person the ability of which to make Restricted Payments is restricted by any agreement or Organizational Document, except to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or a Subsidiary by such Person during such period.
“Consolidated Total Capitalization” means, at any date of determination, the sum (without duplication) of (i) the consolidated stockholders’ equity of the Borrower and its Subsidiaries plus (ii) Consolidated Funded Debt as of such date.
“Continuing Directors” means the directors (or equivalent governing body) of Holdings on the Closing Date and each other director (or equivalent) of Holdings, if, in each case, such other Person’s nomination for election to the board of directors (or equivalent governing body) of Holdings is approved by at least 51% of the then Continuing Directors.
“Contractual Obligation” means, as to any Person, any provision of (a) any security issued by such Person or (b) any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
“Control Agreement” means, with respect to any Deposit Account, any Securities Account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Lender, among the Lender, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Lender.
“Controlled Account Bank” means each bank with whom Deposit Accounts are maintained in which any funds of any of the Loan Parties are concentrated and with whom a Control Agreement has been, or is required to be, executed in accordance with the terms hereof.
“Controlled Deposit Account” means each Deposit Account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution other than the Lender.
“Controlled Entity” means, with respect to any Person, (a) its Subsidiaries and Affiliates, (b) its officers, directors, employees and agents and (c) the officers, directors, employees and agents of such Subsidiaries and Affiliates.
“Cost” means (a) with respect to Inventory, the lower of (i) cost (as reflected in the general ledger of such Person) and (ii) market value, in each case, determined in accordance with GAAP calculated on a first-in, first-out basis and in accordance with the Loan Parties’ accounting practices as in effect on the Closing Date and (b) with respect to Equipment, the lower of (i) cost (as reflected in the general ledger of such Person) and (ii) market value, in each case, determined in accordance with GAAP.

“Credit Extension” means a Borrowing.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would unless cured or waived be an Event of Default.
“Default Rate” means, with respect to any Loan or other obligation hereunder, an interest rate equal to the interest rate otherwise applicable thereto plus 2.0% per annum.
“Dilution Percent” means the percent, determined for the most recently ended period of four consecutive fiscal quarters, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.
“Dilution Reserve” means, at any date of determination, (a) the percentage amount by which the Dilution Percent exceeds five percent (5%) times (b) the amount of Eligible Accounts of the Borrower.
“Direct Foreign Subsidiary” means a Subsidiary, other than a Domestic Subsidiary that is not a CFCHC, a majority of whose Voting Equity Interests are owned by the Borrower or a Domestic Subsidiary.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any casualty or condemnation) of any property (including any Equity Interest), or part thereof, by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interest that would constitute Disqualified Equity Interests, in each case of clauses (i) through (iv), prior to the date that is one hundred eighty (180) days after the latest applicable Maturity Date as in effect on the date of the issuance of such Equity Interest, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the Payment in Full of all Obligations; provided, that (a) only the portion of Equity Interests that so mature or are mandatorily redeemable or subject to any mandatory repurchase requirement, are so redeemable at the option of the holder thereof, or are so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Equity Interests and (b) if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States (but excluding any territory or possession thereof).
“Dominion Trigger Period” means the period (a) commencing on the day that an Event of Default occurs and is continuing and (b) continuing until the date that during the previous sixty (60) consecutive days, no Event of Default has existed.
“Draw Period” means the period from the Closing Date through March 14, 2024.
“Eligible Account” means Accounts due to the Borrower that are determined by the Lender, in its Permitted Discretion, to be Eligible Accounts. Except as otherwise agreed by the Lender, none of the following shall be deemed to be Eligible Accounts:
(a)    Accounts that are not fully earned by performance (or otherwise represent a progress billing or pre-billing) or not evidenced by an invoice which has been delivered to the applicable Account Debtor;
(b)    Accounts that have been outstanding for more than ninety (90) days from the invoice date or more than sixty (60) days past the original due date whichever comes first;
(c)    Accounts due from any Account Debtor, fifty percent (50%) or more of whose Accounts are otherwise ineligible under the terms of clause (b) above;
(d)    Accounts with respect to which (i) any representation or warranty set forth in any Loan Document with respect thereto is not true and correct in all material respects or (ii) the Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Permitted Liens described in clause (a) of Section 8.02);
(e)    Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback;
(f)    Accounts which (i) do not arise out of a sale of goods or rendition of services in the Ordinary Course of Business, (ii) do not arise upon credit terms usual to the business of the Borrower or (iii) are not payable in Dollars;
(g)    Accounts (i) upon which the Borrower’s right to receive payment is not absolute (other than as a result of rights to return inventory in the ordinary course of business) or is contingent upon the fulfillment of any condition whatsoever, including cash on delivery and cash in advance transactions or (ii) as to which the Borrower is not able to bring suit or otherwise enforce its remedies against the related Account Debtor through judicial process;
(h)    Accounts which are owed by any other Loan Party or any Affiliate thereof;
(i)    Accounts for which all material consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Account by the Account Debtor or in connection with the enforcement of such Account by the Lender have not been duly obtained, effected or given or are not in full force and effect;
(j)    Accounts due from an Account Debtor which is the subject of any bankruptcy or insolvency proceeding, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;
(k)    Accounts due from any Governmental Authority, except to the extent that the subject Account Debtor is the federal government of the United States of America and has complied with the Federal Assignment of Claims Act of 1940 and any similar state legislation;
(l)    Accounts (i) owing from any Account Debtor that is also a supplier to or creditor of the Borrower unless such Person has waived any right of setoff in a manner reasonably acceptable to the Lender, but only to the extent of the aggregate amount of the Borrower’s liability to such Account Debtor, (ii) to the extent representing any manufacturer’s or supplier’s allowances, credits, discounts, incentive plans or similar arrangements entitling the Borrower to discounts on future purchase therefrom (but ineligibility shall be limited to the amount thereof), (iii) to the extent constituting amounts owed with respect to loans or advances, or (iv) to the extent relating to payment of interest, fees or late charges;
(m)    Accounts arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, setoff or charge back;
(n)    Accounts arising out of sales to Account Debtors outside the United States or Canada, unless payment thereof is (i) assured by an irrevocable letter of credit payable in Dollars issued by a financial institution reasonably acceptable to the Lender and such irrevocable letter of credit is delivered to the Lender (including any delivery of an electronic letter of credit) or (ii) insured by a credit insurer reasonably acceptable to the Lender, in each case on terms reasonably satisfactory to the Lender;
(o)    Accounts that are evidenced by a judgment, Instrument or Chattel Paper, unless the originals of such Chattel Paper or Instrument shall have been endorsed and/or assigned and delivered to the Lender or, in the case of electronic Chattel Paper, shall be in the control of the Lender, in each case in a manner satisfactory to the Lender;
(p)    Accounts due from an Account Debtor (other than Publix Super Markets, Inc. or US Foods, Inc.) and its Affiliates, the aggregate of which Accounts due from such Account Debtor represents more than thirty percent (30%) of all then outstanding Accounts owed to the Borrower, but only to the extent of such excess;
(q)    Accounts that remain open after the applicable Account Debtor has made a partial payment in respect of the applicable invoice (whether or not the applicable Account Debtor has provided an explanation for such partial payment);
(r)    Accounts where the applicable Account Debtor tendered a check or other item of payment in full or partial satisfaction and such check or other item of payment has been returned by the financial institution on which it is drawn and no such other valid form of payment has been received within five (5) Business Days of such date of incident; or
(s)    Accounts for which payment has been received by the Borrower but such payment has not been applied to the applicable Account.

“Eligible Inventory” means Inventory of the Borrower that is determined by the Lender, in its reasonable judgment, to be Eligible Inventory. Except as otherwise agreed by the Lender, the following items of Inventory shall not be included in Eligible Inventory:
(a)    Inventory that is not solely owned by the Borrower or the Borrower does not have good and valid title thereto;
(b)    Inventory that (i) does not consist of finished goods or (ii) is not readily saleable in the Ordinary Course of Business;
(c)    Inventory that does not comply in all material respects with each of the representations and warranties respecting Inventory made by the Borrower in the Loan Documents;
(d)    Inventory that is leased by or is on consignment to the Borrower;
(e)    Inventory that is not at a location that is owned by the Borrower (other than Inventory in transit between locations of the Borrower (or between locations of the Borrower and processors or vendors in the Ordinary Course of Business)), provided, however, that such Inventory that is located on leased premises or in the possession of a warehouseman, bailee, processor, repairman, mechanic or similar other Person in the Ordinary Course of Business shall not be excluded from Eligible Inventory under this clause (e) so long as the lessor or such Person possessing such Inventory has delivered a Lien Waiver to the Lender or, if elected by the Lender, an appropriate Rent and Charges Reserve has been established; provided further, however, that, notwithstanding the foregoing, any Inventory held at a third-party location with an aggregate Cost of Inventory at such location of less than $50,000 shall be excluded from Eligible Inventory, notwithstanding receipt of a Lien Waiver or implementation of a Rent and Charges Reserve;
(f)    Inventory that is in transit, except between locations of the Borrower (or between locations of the Borrower and processors or vendors in the Ordinary Course of Business);
(g)    Inventory that is comprised of goods which: (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) have been returned or are to be returned to the vendor or (iii) are discontinued products, obsolete or slow moving;
(h)    Inventory consisting of work-in-process (unless work-in-progress approved by the Lender) or spare parts;
(i)    Inventory consisting of promotional, marketing and shipping materials or supplies used or consumed in the Borrower’s business and other similar non-merchandise categories;
(j)    Inventory that is not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale;
(k)    Inventory that is subject to any warehouse receipt, bill of lading or negotiable Document that has not been issued to or in the name of the Lender (unless with respect to any Inventory as to which the Lender has waived any such requirement);
(l)    Inventory consisting of or containing Hazardous Materials;
(m)    Inventory that is not subject to a perfected first priority Lien in favor of the Lender (subject only to Permitted Liens set forth in clauses (c) or (d) of Section 8.02 hereof);

(n)    Inventory that is not insured in compliance with the provisions of this Agreement and the other Loan Documents;
(o)    [intentionally omitted];
(p)    Inventory that consists of bill and hold goods or goods that have been sold but not yet delivered; or
(q)    Inventory that is subject to any License or other arrangement that restricts the Borrower’s or the Lender’s right to dispose of such Inventory, unless (i) the Lender has received an appropriate Lien Waiver; and (ii) the Borrower has not received notice of a dispute in respect of any such License or other arrangement.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(3) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension

Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“Event of Default” has the meaning specified in Section 9.01.
“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.
“Excluded Assets” means (a) all Real Property of the Loan Parties, (b) all assets or property (other than Inventory or Accounts) of the Loan Parties that would otherwise be included as Collateral but for the express terms of (i) any permit, lease, license, contract or other agreement or instrument constituting or applicable to such asset or (ii) applicable Law (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law or principles of equity) that, in each case, prohibits the grant to the Lender of a security interest in and to such asset or property or under which the grant to the Lender of a security interest in and to such asset or property may impair the validity or enforceability of such asset or property (including any United States intent-to-use trademark applications); provided, however, that such assets or property shall constitute “Excluded Assets” only to the extent and for so long as such permit, lease, license, contract or other agreement or applicable Law validly prohibits the creation of a Lien on such property in favor of the Lender (as opposed to restricting any exercise of remedies hereunder or requiring the consent of any Person (other than a Loan Party) or Governmental Authority for any exercise of remedies hereunder (which exercise of remedies shall be subject to Section 9.04, but such provision shall not limit the creation, attachment or perfection of the Lien in favor of the Lender hereunder)) and, upon the termination of such prohibition (by written consent or in any other manner), such property shall cease to constitute “Excluded Assets;” (c) Excluded Deposit Accounts, (d) Excluded Equity Interests, (e) to the extent that applicable Law requires that a Subsidiary of any Loan Party issue nominee or directors qualifying shares, such nominee or qualifying shares, (f) any leasehold rights and interests in real property, (g) any margin stock, (h) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a), (i) the PNC Securities Account, all assets held in the PNC Securities Account and all Proceeds thereof (until such time as such Proceeds of the PNC Securities Account are no longer pledged to PNC Bank, National Association) and (j) other assets to the extent the Lender determines in its Permitted Discretion that the cost of obtaining such pledge or security interest is excess in relation to the benefit thereof; provided, however, that Excluded Assets shall not include any Proceeds of property described in clauses (a) through (j) above (unless such Proceeds are also described in such clauses).
“Excluded Deposit Account” (a) Deposit Accounts the balance of which consists exclusively of withheld income taxes and federal, state or local employment taxes for the benefit of the Loan Parties, (b) all Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts, trust accounts, and accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of any Loan Party, (c) zero balance disbursement accounts, (d) other Deposit Accounts maintained in the Ordinary Course of Business containing cash amounts that do not exceed at any time $50,000 for any such account and $500,000 in the aggregate for all such accounts under this clause (d) and (e) Deposit Accounts used solely as an escrow account, fiduciary or trust account or otherwise held exclusively for the benefit of an unaffiliated third party.
“Excluded Equity Interests” shall mean (a) any of the outstanding Voting Equity Interests of any CFC or CFCHC that is a Direct Foreign Subsidiary of a Loan Party in excess of 65% of all the Voting Equity Interests of such CFC or CFCHC, (b) any Voting Equity Interests of any CFC or CHCHC that is not a Direct Foreign Subsidiary of a Loan Party, (c) the Equity Interests of a Subsidiary that is not a wholly-owned Subsidiary the pledge of which would violate a contractual obligation to the owners of the other Equity Interests of such Subsidiary (other than any such owners that are the Borrower or Affiliates of the Borrower) that is binding on or relating to such Equity Interests, or the applicable Organizational Documents, joint venture agreement or shareholders’ agreement of such Subsidiary and (d) the Equity Interests of the Excluded Subsidiary.
“Excluded Subsidiary” means Kalera Real Estate Holdings LLC, a Delaware limited liability company.
“Excluded Taxes” with respect to the Lender or any other recipient of a payment to be made by or on account of any Obligation: (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located; and (c) any U.S. federal withholding taxes imposed pursuant to FATCA.
“Existing Specified Landlord Letters of Credit” means those letters of credit specified on Schedule 1.01.
“Extraordinary Expenses” means all costs, expenses, liabilities or advances that the Lender may incur or make during a Default or Event of Default, or during the pendency of an proceeding of any Loan Party under any Debtor Relief Laws, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against the Lender, any Loan Party, any representative of creditors of a Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of the Lender’s Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other claims; (c) the exercise, protection or enforcement of any rights or remedies of the Lender in, or the monitoring of, any proceeding applicable to any Loan Party under any Debtor Relief Laws; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any enforcement action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, and travel expenses.
“Facility Termination Date” means the date as of which Payment in Full of all Obligations has occurred.
“Farm Credit Equities” has the meaning specified in Section 2.13(a).

“Farm Credit Lender” means a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Field Exam” means any visit and inspection of the properties, assets and records of any Loan Party during the term of this Agreement, upon reasonable prior written notice, during normal business hours, which shall include access to such properties, assets and records sufficient to permit the Lender or its representatives to examine, audit and make extracts from any Loan Party’s books and records, make examinations and audits of any Loan Party’s other financial matters and Collateral as the Lender deems appropriate in its Permitted Discretion, and discussions with its officers and employees regarding such Loan Party’s business, financial condition, assets, prospects and results of operations.
“FLSA” means the Fair Labor Standards Act of 1938.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith; provided, however, the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor” means each Person who executes or becomes a party to this Agreement as a guarantor pursuant to Article XI or otherwise executes and delivers a guaranty agreement acceptable to the Lender guaranteeing any of the Obligations. For the avoidance of doubt, the Excluded Subsidiary shall not be a Guarantor.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Holdings” means (a) Kalera AS, a limited company organized in Norway, (b) from and after the Norwegian Merger, Lux Holdco and (c) from and after the consummation of a Qualified IPO, the Relevant Public Company.
“IFRS” means, as of any date of determination, the International Financial Reporting Standards adopted by the International Accounting Standards Board, as applicable on such date, consistently applied, as in effect from time to time.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or upon which interest is customarily paid;
(b)    all direct or contingent obligations of such Person arising under or in respect of letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and other financial products and services (including treasury management and commercial credit card, merchant card and purchase or procurement card services);
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business);
(e)    indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    obligations under Capital Leases and Synthetic Lease Obligations of such Person;
(g)    all obligations of such Person with respect to the redemption, repayment or other repurchase or payment in respect of any Disqualified Equity Interest; and
(h)    all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, to the extent such Indebtedness is recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Insolvency Event” means, with respect to any Person:
(a)    the commencement of: (i) a voluntary case by such Person under the Bankruptcy Code or (ii) the seeking of relief by such Person under other Debtor Relief Laws;
(b)    the commencement of an involuntary case or proceeding against such Person under the Bankruptcy Code or other Debtor Relief Laws and the petition or other filing is not controverted or dismissed within sixty (60) days after commencement of the case or proceeding;
(c)    a custodian (as defined in the Bankruptcy Code or equal term under any other Debtor Relief Law, including a receiver, interim receiver, receiver manager, trustee or monitor) is appointed for, or takes charge of, all or substantially all of the property of such Person;
(d)    such Person commences (including by way of applying for or consenting to the appointment of, or the taking charge by, a rehabilitator, receiver, interim receiver, custodian, trustee, monitor, conservator or liquidator (or any equal term under any other Debtor Relief Laws) (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;
(e)    such Person is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt;
(f)    any order of relief or other order approving any such case or proceeding referred to in clauses (a) or (b) above is entered;
(g)    such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of sixty (60) days; or
(h)    such Person makes a compromise, arrangement or assignment for the benefit of creditors or generally does not pay its debts as such debts become due.
“Intellectual Property” means all past, present and future: trade secrets, know-how and other proprietary information; trademarks, uniform resource locations (URLs), internet domain names,

service marks, sound marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.
“Interest Payment Date” means (i) the first day of each calendar month with respect to interest accrued through the last day of the immediately preceding calendar month, (ii) any date that such Loan is prepaid, in whole or in part, and (iii) the Maturity Date for the applicable Loans; provided, further, that interest accruing at the Default Rate shall be payable from time to time upon demand of the Lender.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person (including through the purchase of an option, warrant or convertible or similar type of security), (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of compliance with Section 8.03, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.
“IP Rights” rights of any Person to use any Intellectual Property.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender’s Office” means the Lender’s address as set forth in Section 10.02, or such other address or account as the Lender may from time to time notify to the Borrower.
“License” means any license or agreement under which a Loan Party is granted IP Rights in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of assets or property or any other conduct of its business.

“Licensor” means any Person from whom a Loan Party obtains IP Rights.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, or any preference, priority or other security agreement or preferential arrangement in the nature of a security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Lien Waiver” means an agreement, in form and substance reasonably satisfactory to the Lender, by which (a) for any material Collateral located on leased premises or premises subject to a mortgage, the lessor or mortgagee, as applicable, agrees to, among other things, waive or subordinate any Lien it may have on the Collateral, and agrees to permit the Lender to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any material Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for the Lender, and agrees to deliver the Collateral to the Lender upon request; (c) for any material Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Lender’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Lender upon request; and (d) for any Collateral subject to a Licensor’s IP Rights, the Licensor grants to the Lender the right, vis-à-vis such Licensor, to enforce the Lender’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.
“Line Reserve” means the sum of (a) the Rent and Charges Reserve; (b) the aggregate amount of liabilities at any time secured by Liens upon Collateral that are senior to the Lender’s Liens; (c) sums that any Loan Party may be required to pay under any Section of this Agreement or any other Loan Document (including taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay; and (d) amounts for which claims may be reasonably expected to be asserted against the Collateral.
“Liquidity” means, as of any date of determination, the sum of (a) Availability at such time plus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 8.02 and Liens permitted by Sections 8.02(a) and 8.02(k)) of the Loan Parties; provided that Liquidity shall exclude the aggregate amount of cash and Cash Equivalents of the Loan Parties held outside the United States.
“Loan” means a Revolving Loan or a Term Loan.
“Loan Account” has the meaning assigned to such term in Section 2.11.
“Loan Documents” means this Agreement, each Note, each Security Instrument, each Borrowing Base Certificate, each Compliance Certificate, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of the Lender in connection with the Loans made and transactions contemplated by this Agreement.
“Loan Parties” means the Borrower and the Guarantors.
“Lux Holdco” means Kalera S.A., a public limited liability company organized in Luxembourg.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of either (i) the Borrower or (ii) the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or on the ability of the Lender to collect any Obligation or realize upon any material portion of the Collateral.
“Material Contract” means any agreement or arrangement to which a Loan Party or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Loan Party, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Indebtedness in an aggregate amount of $500,000 or more.
“Material License” has the meaning assigned to such term in Section 7.15.
“Material Third-Party Agreement” has the meaning assigned to such term in Section 7.17(a).
“Maturity Date” means, (a) as to the Revolving Loans, the Revolving Credit Termination Date and (b) as to the Term Loans, the Term Loan Maturity Date.
“Maximum Borrowing Amount” means the lesser of (a) the Revolving Credit Facility minus the Line Reserves, if any, and (b) the Borrowing Base.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means (a) with respect to any Disposition of Property, proceeds (including, when received, any deferred or escrowed payments) received by a Loan Party in cash from such disposition, net of (i) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees, investment banking, brokerage, advisor and accounting and other professional fees, sales commissions and disbursements; (ii) amounts applied to repayment of Indebtedness secured by a Permitted Lien senior to Lender’s Liens on Collateral sold; (iii) sales, transfer, income, gains or similar taxes payable (or estimated in good faith by Borrower to become payable); (iv) reserves for indemnities, until such reserves are no longer needed, (v) any actual and reasonable costs incurred by Borrower in connection with the adjustment or settlement of any claims of in respect of any such casualty or condemnation event giving rise to such Disposition; and (vi) amounts required to be turned over to landlords (or their mortgagees) pursuant to the terms of any lease to which Borrower is party in connection with such casualty or condemnation event giving rise to such Disposition, and (b) with respect to any issuance of Equity Interests or Indebtedness, proceeds received by a Loan Party in cash from such issuance net of (i) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees, if any, and (ii) applicable taxes payable in connection with and at the time of such issuance.
“Norwegian Merger” means the merger of Kalera AS and Lux Holdco pursuant to a cross-border merger by absorption between Kalera AS and Lux Holdco, with Lux Holdco as the surviving entity, and the listing of Lux Holdco’s securities on Euronext Growth Oslo, and actions taken in connection therewith.
“Note” means either or both of the Revolving Loan Note and/or the Term Loan Note, as applicable.
“NPL” means the National Priorities List pursuant to CERCLA, as updated from time to time.
“Obligations” means all amounts owing by any Loan Party to the Lender or any other Secured Party pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any proceeding under any Debtor Relief Law relating to any Loan Party or would accrue but for such filing or commencement, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, indemnification and reimbursement payments, and fees, costs and expenses (including all reasonable and documented fees, costs and expenses of counsel to the Lender incurred in connection with this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof.
“OFAC” has the meaning specified in Section 7.11.
“OFAC Listed Person” shall have the meaning specified in Section 6.21.
“Ordinary Course of Business” means the ordinary course of business of the Borrower and its Subsidiaries, consistent with past practices and undertaken in good faith.
“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Outstanding Amount” means with respect to Term Loans and Revolving Loans, on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and any prepayments or repayments of Term Loans or Revolving Loans occurring on such date.
“Overadvance” has the meaning given to such term in Section 2.01(c).
“Participant” has the meaning assigned to such term in Section 10.06.
“Patent Security Agreement” means any notice of grant of security interest in patents evidencing the lien in any Person’s interests in its patents and patent applications as security for the Obligations.
“PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001.
“Payment in Full” means (a) the indefeasible payment in full in cash of all Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with all accrued and unpaid interest and fees thereon and (b) the Commitments shall have terminated or expired.
“Payment Item” means each check, draft or other item of payment payable to the Borrower, including those constituting proceeds of any Collateral.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Acquisition” means an Acquisition by a Loan Party (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to the terms of this Agreement, in each case so long as:

(a)    no Default shall have occurred and be continuing both before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith;
(b)    the Lender shall have received (or shall receive in connection with the closing of such Acquisition) a first priority perfected security interest in all property (including, without limitation, Equity Interests) acquired with respect to the Target in accordance with the terms of Section 7.12 and the Target, if a Person, shall have executed a joinder agreement in accordance with the terms of Section 7.12;
(c)    no less than fifteen (15) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Lender), the Borrower shall have delivered written notice of such Acquisition to the Lender, which notice shall include the proposed closing date of such Acquisition;
(d)    such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent), as applicable, of the applicable Loan Party and the Target;
(e)    if the Permitted Acquisition Consideration for any such Acquisition (or series of related Acquisitions) exceeds $3,000,000 in the aggregate, no later than five (5) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Lender), the Borrower shall have delivered to the Lender a Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Lender, that the Borrower is in compliance on a pro forma basis with each covenant contained in Section 8.12 (to the extent then in effect);
(f)    if the Permitted Acquisition Consideration for any such Acquisition (or series of related Acquisitions) exceeds $3,000,000 in the aggregate, no later than five (5) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Lender) the Borrower, to the extent requested by the Lender, (i) shall have delivered to the Lender promptly upon the finalization thereof copies of substantially final Permitted Acquisition Documents, which shall be in form and substance reasonably satisfactory to the Lender, and (ii) shall have delivered to, or made available for inspection by, the Lender substantially complete Permitted Acquisition Diligence Information, which shall be in form and substance reasonably satisfactory to the Lender;
(g)    the Borrower shall have obtained the written consent of the Lender prior to the consummation of such Acquisition if (i) the Permitted Acquisition Consideration for any such Acquisition (or series of related Acquisitions) exceeds $4,000,000 or (ii) the Permitted Acquisition Consideration for all Acquisitions (or series of related Acquisitions), together with all other Acquisitions consummated during the term of this Agreement exceeds $10,000,000 in the aggregate;
(h)    after giving effect to the Acquisition, at least $50,000 in Availability shall exist under the Revolving Credit Facility; and
(i)    if the Permitted Acquisition Consideration for any such Acquisition (or series of related Acquisitions) exceeds $3,000,000 in the aggregate, the Borrower shall have (i) delivered to the Lender a certificate of a Responsible Officer certifying that all of the requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such purchase or other Acquisition and (ii) provided such other documents and other information as may be reasonably requested by the Lender in connection with such Acquisition.
“Permitted Acquisition Consideration” means the aggregate amount of the purchase price, including, but not limited to, any assumed debt, earn-outs (valued at the maximum amount payable thereunder), deferred payments, or Equity Interests of the Borrower or any Subsidiary, to be paid on a singular basis in connection with any applicable Permitted Acquisition as set forth in the applicable Permitted Acquisition Documents executed by the Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition.
“Permitted Acquisition Diligence Information” means with respect to any applicable Acquisition, to the extent applicable, all material financial information, all material contracts, all material customer lists, all material supply agreements, and all other material information, in each case, reasonably requested to be delivered to the Lender in connection with such Acquisition (except to the extent that any such information is (a) subject to any confidentiality agreement, unless mutually agreeable arrangements can be made to preserve such information as confidential, (b) classified or (c) subject to any attorney-client privilege).
“Permitted Acquisition Documents” means with respect to any Acquisition proposed by the Borrower or any Guarantor, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such Acquisition, including all schedules, exhibits and annexes thereto and each other material document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.
“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured lender) business judgment.
“Permitted Liens” has the meaning specified in Section 8.02.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Pledged Interests” means any Instrument, Investment Property or other Equity Interests constituting Collateral (other than Excluded Assets) hereunder, including the Pledged Interests as of the Closing Date which are set forth on Schedule 4.02 hereto.
“PNC Securities Account” means the securities account of the Borrower with PNC Bank, N.A., which holds only cash collateral pledged to secure letter of credit reimbursement obligations permitted by Section 8.01(m).
“Prime Rate” means, for any day, a fluctuating rate per annum equal to the interest rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined in good faith by the Lender) or any similar release by the Federal Reserve Board (as determined in good faith by the Lender). Any change in any of the foregoing rates shall take effect at the opening of business on the effective day of such change.
“Properly Contested” means with respect to any obligation of a Loan Party, (a) the obligation is subject to a bona fide dispute regarding amount or such Loan Party’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of a Loan Party; (e) [reserved]; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
“Protective Advance” has the meaning specified in Section 7.17.
“Qualified IPO” means any transaction whereby, or upon the consummation of which, (i) the common Equity Interests of Holdings or any direct or indirect parent thereof are offered or sold (whether through an initial primary public offering or a merger with and into a Person that has consummated an initial primary public offering) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act and/or (ii) the Equity Interests of Holdings or any direct or indirect parent thereof become publicly registered on any United States national securities exchange through a merger, acquisition or other combination with a “SPAC” or similar entity.
“Real Property” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights appurtenant thereto and all leases, tenancies, and occupancies thereof.
“Recipient” means (a) the Lender or (b) or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, as applicable.
“Reconciliation” means, with respect to any financial statement referred to in Section 7.01(a) or 7.01(b) (the “Base Financials”), the comparable financial statement prepared by the chief financial officer of the Borrower presenting on a consolidated basis the financial condition and results of operations of the Borrower and its Subsidiaries as derived from the Base Financials.
“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed in the Securities Laws.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Public Company” shall mean (a) any direct or indirect parent of the Borrower or (b) a successor by merger or conversion of Holdings, in each case that is the registrant with respect to a Qualified IPO.
“Rent and Charges Reserve” means the aggregate of (a) all past due rent and other amounts owing by any Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver; provided that in no event shall any Rent and Charges Reserve include any rent or other amounts owing by a Loan Party to any landlord to the extent that such rent or other amounts are fully secured by a letter of credit issued for the benefit of such landlord, so long as such letter of credit is in form and substance satisfactory to the Lender in its Permitted Discretion, the expiry date of such letter of credit will not occur for at least three (3) months and the Borrower has notified the Lender in writing of the existence thereof (any such letter of credit, a “Specified Landlord Letter of Credit”). The Lender hereby acknowledges that the Borrower has notified the Lender of the existing of the Existing Specified Landlord Letters of Credit and they are in form and substance satisfactory to the Lender.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Request for Credit Extension” means a request pursuant to Section 2.02.
“Reserve” means any reserve constituting all or any portion of the Availability Reserve or the Line Reserve.
“Responsible Officer” means, with respect to each Loan Party, the chief executive officer, president, chief financial officer, treasurer, controller or assistant treasurer or any vice president of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s or any Subsidiary’s stockholders, partners or members (or the equivalent Person thereof) or (iii) any distribution, advance or repayment of Indebtedness to or for the account of a holder of Equity Interests of the Borrower.
“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans made by the Lender pursuant to Section 2.01(a).
“Revolving Credit Commitment” means the Lender’s obligation to make Revolving Loans to the Borrower pursuant to Section 2.01(a).
“Revolving Credit Facility” means the facility described in Section 2.01(a) providing for Revolving Loans to or for the benefit of the Borrower by the Lender, in the maximum aggregate principal amount at any time outstanding of $10,000,000, as adjusted from time to time pursuant to the terms of this Agreement.
“Revolving Credit Termination Date” means the earliest of (a) April 14, 2024, (b) the date of termination of the Revolving Credit Commitment pursuant to Section 2.07(a), and (c) the date of termination of the commitment of the Lender to make Revolving Loans pursuant to Section 9.02.
“Revolving Loan” has the meaning specified therefor in Section 2.01(a).
“Revolving Loan Note” means a promissory note made by the Borrower in favor of the Lender evidencing Revolving Loans in the form of Exhibit A-1.

“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by a Loan Party under a License.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.
“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Party” means Lender and its successors and assigns.
“Securities Laws” means the Securities Act of 1933, the Exchange Act, Sarbanes-Oxley Act of 2002 and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
“Security Instruments” means, collectively or individually as the context may indicate, this Agreement, the Control Agreements, the Patent Security Agreement, the Trademark Security Agreement, each Lien Waiver and all other agreements (including securities account control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Loan Party or other Person shall grant or convey to the Lender a Lien in property as security for all or any portion of the Obligations.
“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.
“Solvent” means, as to any Person, such Person (a) owns property or assets whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns property or assets whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. For purposes hereof, the amount of all contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.
“Specified Landlord Letter of Credit” has the meaning specified therefor in the definition of “Rent and Charges Reserve”.
“Subordinated Indebtedness” means, collectively, the Indebtedness expressly permitted by Section 8.01(n).
“Subordination Agreement” means that certain Intercreditor and Subordination Agreement dated as of the Closing Date between Holdings and the Lender.
“Subordination Provisions” has the meaning specified in Section 9.01(o).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (but not a representative office of such Person) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor” means any Subsidiary of the Borrower which executes this Agreement as a Guarantor.
“Swap Contract” means any swap agreement as defined in Section 101(53B)(A) of the Bankruptcy Code.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any Affiliate of the Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of a Term Loan made by the Lender pursuant to Section 2.01(b).
“Term Loan” has the meaning specified therefor in Section 2.01(b).
“Term Loan Commitment” means the Lender’s obligation to make Term Loans in an aggregate amount up to $20,000,000.
“Term Loan Facility” means the facility described in Section 2.01(b) providing for the Term Loans to the Borrower by the Lender in the maximum aggregate principal amount of $20,000,000.
“Term Loan Maturity Date” means March 14, 2032.
“Term Loan Note” means a promissory note made by the Borrower in favor of the Lender in the form of Exhibit A-2.
“Threshold Amount” means $500,000.
“Trademark Security Agreement” means any notice of grant of security interest in trademarks evidencing the lien in any Person’s interests in its trademarks and trademark applications as security for the Obligations.
“Transaction” means, individually or collectively as the context may indicate, the entering into by the Borrower of the Loan Documents and the funding of the Revolving Credit Facility and the Term Loan Facility.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Florida; provided that if, with respect to any financing statement or by reason of any mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Lender pursuant to any applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than Florida, the term “UCC” shall also include the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement, each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection.
“United States” and “U.S.” mean the United States of America.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Value” means, for an Eligible Account, the face amount of such Eligible Account, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could reasonably be expected to be claimed by the Account Debtor or any other Person.
“Voting Equity Interests” means Equity Interests with respect to which the holders thereof are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors of the issuer thereof, even if the right so to vote has been suspended by the happening of such a contingency.

1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date: the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)    Changes in Accounting Method. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Lender); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04    Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of Florida from time to time: “Account,” “Certificated Security,” “Chattel Paper,” “Commodity Account,” “Commodity Contracts,” “Deposit Account,” “Documents,” “Equipment,” “General Intangibles,” “Financial Asset,” “Document,” “Electronic Chattel Paper,” “Financial Asset,” “Fixture,” “General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter of Credit Rights,” “Payment Intangibles,” “Proceeds,” “Record,” “Security,” “Securities Account,” “Security Entitlement,” “Software,” “Supporting Obligations,” “Tangible Chattel Paper” and “Uncertificated Security.”
1.05    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.06    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Loan Commitments.
(a)    Revolving Credit Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower from time to time during the Availability Period; provided that after giving effect to any Revolving Borrowing, the Outstanding Amount of all Revolving Loans shall not exceed the Maximum Borrowing Amount. Within the limits of the Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under the terms of this Agreement, and reborrow under this Section 2.01(a). The Lender shall have the right, at any time and from time to time on and after the Closing Date in its Permitted Discretion to establish, modify or eliminate Reserves, provided that, (i) the Lender shall provide at least five (5) Business Days’ prior written notice to the Borrower (which notice shall include a reasonably detailed description of such Reserve being established or modified) of any Reserve that is established or modified and (ii) any such Reserves shall not be duplicative of adjustments of amounts included in the Borrowing Base. During such notice period, the Lender shall, if requested, discuss any such Reserve or change with the Borrower and the Loan Parties may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or change no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser change, in each case, in a manner and to the extent reasonably satisfactory to the Lender.
(b)    Term Loan Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a “Term Loan”) to the Borrower from time to time during the Draw Period in an aggregate amount not to exceed the Term Loan Commitment. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.
(c)    Overadvances. If the aggregate Revolving Loans exceed the Borrowing Base (“Overadvance”) at any time the excess amount shall be payable by the Borrower on demand by the Lender, but all such Revolving Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Any funding or sufferance of an Overadvance shall not constitute a waiver of the Event of Default caused thereby.

2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Lender in the form of a duly completed Advance Request Notice in the form of Exhibit D hereto. Each such notice must be received by the Lender not later than 11:00 a.m. two Business Days prior to the requested date of any Borrowing. Each such notice shall specify (i) whether the Borrower is requesting a Term Loan or a Revolving Borrowing, (ii) the principal amount of Loans to be borrowed, converted or continued, and (iii) the requested date of the Borrowing (which shall be a Business Day).
(b)    The Borrower hereby irrevocably authorizes the Lender, in the Lender’s sole discretion, to advance to the Borrower, and/or to pay and charge to the Borrower’s Loan Account hereunder, all sums necessary to pay (i) any interest accrued on the Obligations when due and to pay all fees, costs and expenses and other Obligations at any time owed by any Loan Party to the Lender hereunder and (ii) any service charge or expenses due pursuant to Section 10.04 when due. The Lender shall advise the Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Lender shall not constitute a waiver of the Lender’s rights or the Borrower’s obligations under Section 2.06(b)(iv). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(b) shall constitute Revolving Loans (notwithstanding the failure of the Borrower to satisfy any of the conditions to Credit Extensions in Section 5.02) and Obligations hereunder and shall bear interest at the interest rate then and thereafter applicable to Revolving Loans.
2.03    Reserved.
2.04    Reserved.
2.05    Repayment of Loans.
(a)    Term Loan. Promptly following the end of the Draw Period, the Lender shall calculate and deliver to the Borrower an amortization schedule providing for equal quarterly payments of principal which will repay in full the aggregate outstanding principal amount of the Term Loans as of the end of the Draw Period by the Term Loan Maturity Date, with each quarterly payment being due on the first day of each calendar quarter (with the first such payment being on July 1, 2024). The Borrower hereby agrees to repay the outstanding principal amount of all Term Loans in consecutive quarterly installments as set forth in such amortization schedule, except as the amounts of individual installments may be adjusted pursuant to Sections 2.06 hereof. The outstanding unpaid principal balance of the Term Loans and all accrued and unpaid interest thereon shall be due and payable on the earlier of (i) the Term Loan Maturity Date, and (ii) the date of the acceleration of the Term Loans in accordance with the terms hereof.
(b)    Revolving Loans. The Borrower shall repay to the Lender on the Revolving Credit Termination Date the aggregate principal amount of all Revolving Loans and all accrued and unpaid interest thereon.
(c)    Other Obligations. Obligations other than principal and interest on the Loans, including Extraordinary Expenses, shall be paid by Borrower as specifically provided herein and in any other applicable Loan Documents or, if no payment date is specified, on demand.
2.06    Prepayments.
(a)    Optional. The Borrower may at any time or from time to time voluntarily prepay the Term Loans or Revolving Loans in whole or in part without premium or penalty. Subject to

Section 2.12(b), each prepayment of the Term Loans pursuant to this Section 2.06(a) shall be applied, if the Draw Period has ended, to the principal repayment installments thereof in inverse order of maturity (including the payment due on the Term Loan Maturity Date).
(b)    Mandatory.
(i)    Dispositions. If a Disposition occurs with respect to any property of any Loan Party or any of its Subsidiaries (other than any Disposition of any property permitted by Section 8.05, except for Dispositions permitted by Sections 8.05(b) and (d)) which results in the realization by such Person of Net Cash Proceeds in excess of $50,000, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person; provided, however, notwithstanding the foregoing, with respect to any Net Cash Proceeds less than $100,000 realized in connection with any such Disposition, at the election of the Borrower (as notified by the Borrower to the Lender on or prior to the date of such Disposition or receipt of proceeds) and so long as no Event of Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets within 180 days after the receipt of such Net Cash Proceeds (the consummation of such reinvestment to be certified by the Borrower in writing to the Lender within such period); provided further however, that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.06(b)(i).
(ii)    Extraordinary Receipts. Upon receipt of any cash by (or paid to or for the account of) any Loan Party not in the Ordinary Course of Business, including tax refunds, pension plan reversions, proceeds of insurance, judgments, settlements or other payments in connection with any cause of action, condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments, and not otherwise included in clause (i) of this Section 2.06(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of the cash amount thereof (net of all reasonable out-of-pocket expenses or other amounts required to be paid in connection therewith) immediately upon receipt; provided, however, that with respect to any proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments, at the election of the Borrower (as notified by the Borrower to the Lender on or prior to the date of receipt of such insurance proceeds, condemnation awards or indemnity payments), and so long as no Event of Default shall have occurred and be continuing, such Loan Party may apply within 180 days after the receipt of such cash proceeds to replace or repair the equipment, fixed assets or Real Property in respect of which such proceeds were received; and provided further, however, that any such proceeds not so applied shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.06(b)(ii).
(iii)    Overadvances. If for any reason the Outstanding Amount of all Revolving Loans exceeds the Maximum Borrowing Amount at such time, the Borrower shall upon written demand prepay Revolving Loans in an aggregate amount equal to such excess.
(iv)    Application of Mandatory Prepayments. Subject to Section 2.12(b), each prepayment of Loans pursuant to the foregoing provisions of this Section 2.06(b) (other than clause (iii)) shall be applied, first, ratably to the outstanding Terms Loans or, if the Draw Period has ended, to the principal repayment installments of the Term Loans in inverse order of maturity and, second, ratably to the outstanding Revolving Loans (without a corresponding reduction in the Revolving Credit Commitment). Each prepayment of the Revolving Loans pursuant to the provisions of Section 2.06(b)(iii) shall be applied ratably to the outstanding Revolving Loans (without a corresponding reduction in the Revolving Credit Commitment). The amount remaining, if any, after the foregoing prepayment(s) at such time may be retained by the Borrower for use in the ordinary course of their business.
2.07    Termination or Reduction of Commitments.
(a)    Revolving Credit Commitment. The Borrower may, upon notice to the Lender, terminate the Revolving Credit Commitment, or from time to time permanently reduce the Revolving Credit Commitment; provided that (i) any such notice shall be received by the Lender not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $500,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the Revolving Credit Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of all Revolving Loans would exceed the Revolving Credit Commitment (as reduced). All fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination.
(b)    Term Loan Commitment. The Borrower may, upon notice to the Lender, terminate the Term Loan Commitment, or from time to time permanently reduce the Term Loan Commitment; provided that (i) any such notice shall be received by the Lender not later than 11:00 a.m. five Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $500,000 in excess thereof. The Term Loan Commitment shall be automatically and permanently reduced to zero at the end of the Draw Period.
2.08    Interest.
(a)    Subject to the provisions of subsection (b) below: (i) each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Prime Rate plus 0.625%; and (ii) each Term Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Prime Rate plus 0.75%.
(b)    (i)    If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any other Event of Default exists, then the Lender may require (and notify the Borrower thereof) that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees.

(a)    On the Closing Date, the Borrower shall pay to the Lender an origination fee (i) in respect of the Revolving Credit Facility, in an amount equal to 0.35% (35 basis points) of the aggregate commitments in respect thereof as of the Closing Date and (ii) in respect of the Term Loan Facility, in an amount equal to 1.00% (100 basis points) of the aggregate commitments in respect thereof as of the Closing Date.
(b)    On the first anniversary of the Closing Date, the Borrower shall pay to the Lender a servicing fee in respect of the Revolving Credit Facility in an amount equal to 0.35% (35 basis points) of the aggregate commitments in respect thereof as of such date.
2.10    Computation of Interest and Fees. All computations of interest for Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan or other Obligation not paid when due for the day on which the Loan is made or such Obligation is due and unpaid, and shall not accrue on a Loan, or any portion thereof, or such Obligation for the day on which the Loan, or such portion thereof, or Obligation is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11    Evidence of Debt. The Credit Extensions made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender (the “Loan Account”) in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the request of the Lender, the Borrower shall execute and deliver to the Lender a Note, which shall evidence the Lender’s Loans in addition to such accounts or records. The Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
2.12    Payments Generally.
(a)    All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender at the Lender’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. All payments received by the Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
(b)    Obligations other than principal and interest on the Loans, including Extraordinary Expenses, shall be paid by Borrower as provided in the Loan Documents or, if no payment date is specified, on written demand. Payments made by Borrower hereunder shall be applied (i) first, as specifically required in the Loan Documents; (ii) second, to Obligations then due and owing; (iii) third, to other Obligations specified by the Borrower; and (iv) fourth, as determined by Lender in its discretion. Notwithstanding the foregoing, during the continuance of an Event of Default, all payments received in respect of the Obligations and all amounts realized with respect to any Collateral or otherwise shall be applied to the Obligations in such amounts and in such order as the Lender may determine in its discretion.
2.13    Farm Credit Eligibility / Farm Credit Equity.
(a)    The Borrower shall (i) maintain its status as an entity eligible to borrow from a Farm Credit Lender and (ii) acquire equity in the Lender in such amounts and at such times as the Lender may require in accordance with its bylaws and capital plan (as each may be amended or otherwise modified from time to time), except that the maximum amount of equity that the Borrower may be required to purchase in the Lender in connection with the Loans made by the Lender may not exceed the maximum amount permitted by the bylaws and capital plan of the Lender on the Closing Date. The Borrower acknowledges receipt of a copy of (i) the Lender’s most recent annual report, and if more recent, it’s latest quarterly report, (ii) the Lender’s Notice to Prospective Stockholders (or other applicable notice document) and (iii) the Lender’s bylaws and capital plan, as applicable (and, if applicable, any related loan or membership application), which describe the nature of all of the Borrower’s stock and other equities in the Lender required in connection with its patronage loan from the Lender as well as capitalization requirements (the “Farm Credit Equities”), and agrees to be bound by the terms thereof.
(b)    Each party hereto acknowledges that the bylaws and capital plan, as applicable, of the Lender (as each may be amended from time to time) shall govern (i) the rights and obligations of the parties with respect to the Farm Credit Equities and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with the Lender, (ii) the Borrower’s eligibility for patronage distributions from the Lender (in the form of Farm Credit Equities and cash) and (iii) patronage distributions, if any, in the event of a sale of a participation interest. The Lender reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Loans hereunder on a non-patronage basis.
(c)    Each party hereto acknowledges that the Lender has a statutory first Lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all Farm Credit Equities that the Borrower may now own or hereafter acquire, which statutory Lien shall be the sole and exclusive benefit of the Lender. In the event of an Event of Default, the Lender may elect to apply the cash portion of any patronage distribution or retirement of equity to amounts due under this Agreement, whether or not such amounts are currently due and payable. The Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of the Borrower. The Lender shall not have an obligation to retire the Farm Credit Equities upon any Event of Default, Default or any other default by the Borrower, or any other Loan Party, or at any other time, either for application to the Obligations or otherwise.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)     Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Loan Parties to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Lender, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Loan Party shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Borrower shall withhold or make such deductions as are determined by the Lender to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(c)    Tax Indemnification by the Borrower. Without limiting the provisions of subsection (a) or (b) above, each Loan Party shall, and does hereby, indemnify the Lender and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Loan Parties or the Lender or paid by the Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.
(d)    Evidence of Payments. Upon request by the Borrower or the Lender, as the case may be, after any payment of Taxes by the Loan Parties or by the Lender to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Lender or the Lender shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Lender, as the case may be.
(e)    Treatment of Certain Refunds. If the Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Lender, agrees to repay the amount paid over to any Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

3.02    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender;
(ii)    subject the Lender to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to the Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by the Lender); or
(iii)    impose on the Lender any other condition, cost or expense affecting this Agreement made by the Lender or participation therein;
and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount (but excluding loss of anticipated profits)) then, upon request of the Lender, the Loan Parties will pay to the Lender, as the case may be, such additional amount or amounts as will compensate the Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or the Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, any Commitment of the Lender or the Loans made by the Lender to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time pursuant to subsection (c) below the Loan Parties will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Loan Parties shall pay the Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender’s right to demand such compensation, provided that the Loan Parties shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that Lender notifies the Loan Parties of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.03    Mitigation Obligations; Designation of a Different Lending Office. If the Lender requests compensation under Section 3.02, or the Borrower is required to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 3.01, then the Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.02, as the case may be, in the future, and (ii) in each case, would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.
3.04    Survival. All of the Borrower’s obligations under this ARTICLE III shall survive the occurrence of the Facility Termination Date.
ARTICLE IV
SECURITY AND ADMINISTRATION OF COLLATERAL
4.01    Security Interest in Collateral. To secure the prompt payment and performance to the Lender of the Obligations, each Loan Party hereby grants to the Lender a continuing security interest and Lien upon all of the following property and interests in property of such Loan Party, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:
(a)    all Accounts;
(b)    all Goods, including, without limitation, all Equipment, Fixtures and Inventory;
(c)    all Chattel Paper (whether tangible or electronic);
(d)    the Commercial Tort Claims specified on Schedule 4.01;
(e)    all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of the Lender or any affiliate, representative, agent or correspondent of the Lender;
(f)    all Documents
(g)    all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses);
(h)    all Instruments (including, without limitation, Promissory Notes);
(i)    all Investment Property;
(j)    all Letter-of-Credit Rights;
(k)    all Pledged Interests;
(l)    all Supporting Obligations;
(m)    all other tangible and intangible personal property of such Loan Party (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Loan Party described in the preceding clauses of this Section 4.01 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Loan Party in respect of any of the items listed above), and all books, correspondence, files and other Records including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Loan Party or any other Person from time to time acting for such Loan Party that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 4.01 hereof or are otherwise necessary or helpful in the collection or realization thereof; and
(n)    all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;
in each case howsoever such Loan Party’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).
Notwithstanding anything herein to the contrary, the term “Collateral” shall not include, and no Loan Party is pledging, nor granting a security interest hereunder in, any Excluded Assets.
4.02    Other Collateral.
(a)    Commercial Tort Claims. The Loan Parties shall promptly notify the Lender in writing upon any Loan Party incurring or otherwise obtaining a Commercial Tort Claim with a claimed amount in excess of $500,000 individually after the Closing Date against any third party and, upon request of the Lender, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by the Lender to give the Lender a security interest in any such Commercial Tort Claim. The Loan Parties represent and warrant that as of the date of this Agreement, to their knowledge, no Loan Party possesses any Commercial Tort Claims.
(b)    Other Collateral. The Loan Parties shall promptly notify the Lender in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts (other than Excluded Deposit Accounts), Investment Property, Letter of Credit Rights or Electronic Chattel Paper in excess of $250,000 individually and, upon the request of the Lender, promptly execute such other documents, and do such other acts or things deemed appropriate by the Lender to deliver to the Lender control with respect to such Collateral; promptly notify the Lender in writing upon acquiring or otherwise obtaining any Collateral in excess of $250,000 individually after the date hereof consisting of Documents or Instruments and, upon the request of the Lender, will promptly execute such other documents, and do such other acts or things deemed appropriate by the Lender to deliver to the Lender possession of such Documents (to the extent negotiable) and Instruments, and with respect to non-negotiable Documents, to have such non-negotiable Documents issued in the name of the Lender; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document, obtain an acknowledgment from the third party that it is holding the Collateral for the benefit of the Lender.
(c)    Lien Perfection; Further Assurances. The Loan Parties shall execute such instruments, assignments or documents as are necessary to perfect the Lender’s Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of the Lender’s Lien upon the Collateral. Unless prohibited by applicable Law, each Loan Party hereby authorizes the Lender to execute and file any UCC-1 financing statements as are required by the UCC, including financing statements that indicate the Collateral (a) as all assets of such Loan Party or words of similar effect, or (b) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 4.01 on such Loan Party’s behalf. Each Loan Party also hereby ratifies its authorization for the Lender to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. At the Lender’s request, each Loan Party shall also promptly execute or cause to be executed and shall deliver to the Lender any and all documents, instruments and agreements deemed necessary by the Lender, to give effect to or carry out the terms or intent of the Loan Documents.
(d)    Investment Property and other Equity Interests.
(i)    Form of Pledged Interests. At no time shall any Pledged Interests: (a) be held or maintained in the form of a security entitlement or credited to any securities account other than security entitlements credited to a securities account that is listed on Schedule 6.19 (as supplemented from time to time) and that is subject to the control of the Lender pursuant to Section 4.05; and (b) which constitute a “security” under Article 8 of any applicable Uniform Commercial Code be maintained in the form of uncertificated securities. With respect to any Pledged Interests that are “securities” under Article 8 of the applicable UCC, such Pledged Interests are, and shall at all times be, represented by the share certificates listed on Schedule 4.02 hereto (as supplemented from time to time), and such share certificates, with stock powers duly executed in blank by the applicable Loan Party, shall have been delivered to the Lender.
(ii)    Delivery of Certificates. All certificates or instruments representing or evidencing any Pledged Interests shall be delivered to and held by or on behalf of the Lender pursuant hereto, shall be in suitable form for further transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank. The Pledged Interests consisting of Equity Interests pledged hereunder have been duly authorized and validly issued and are fully paid and non-assessable.
(iii)    Issuer Agreements. Upon request of the Lender, each Loan Party that is the issuer of any Pledged Interests shall and shall cause each other Person that is the issuer of any Pledged Interests to (a) acknowledge in writing the security interest and Lien of the Lender in such Collateral granted by the Loan Party owning such Pledged Interests, (b) agree in writing that, with respect to any such Pledged Interests, it will comply with the instructions originated by the Lender without further consent of any other Loan Party and (c) confirm and agree in writing that, with respect to any such Pledged Interests, it has not received notice of any other Lien therein (other than the Lien in favor of the Lender hereunder) and will not comply with the instructions originated by any Person (other than the Lender) without further consent of the Lender.
(iv)    Distributions on Investment Property and other Equity Interests. In the event that any cash dividend or cash distribution (a “Dividend”) is paid on any Pledged Interests of any Loan Party at a time when no Event of Default has occurred and is continuing, such Dividend may be paid directly to the applicable Loan Party. If an Event of Default has occurred and is continuing, then, upon written request of the Lender, any such Dividend or payment shall be paid directly to the Lender for the benefit of the Secured Parties.
(v)    Voting Rights with respect to Equity Interests. So long as no Event of Default has occurred and is continuing, Loan Parties shall be entitled to exercise any and all voting and other consensual rights pertaining to any of the Pledged Interests or any part thereof for any purpose not prohibited by the terms of this Agreement. If an Event of Default shall have occurred and be continuing, all rights of Loan Parties to exercise the voting and other consensual rights that it would otherwise be entitled to exercise shall, at the Lender’s option and upon written notice, be suspended, and all such rights shall, at the Lender’s option, thereupon become vested in the Lender for the benefit of the Secured Parties during the continuation of such Event of Default, and the Lender shall, at its option, thereupon have the sole right to exercise such voting and other consensual rights and during the continuation of such Event of Default and the Lender shall have the right to act with respect thereto as though it were the outright owner thereof. After all Events of Default have been waived in accordance with the provisions hereof, and so long as the Obligations shall not have been accelerated, each Loan Party shall have the right to exercise the voting and other consensual rights and powers that it would have otherwise been entitled to pursuant to this Section 4.02(d)(v).
(vi)    Securities Accounts. No Loan Party shall maintain any Securities Accounts (other than the PNC Securities Account) with any securities intermediary that are not identified on Schedule 6.19 (as supplemented from time to time) and as to which such securities intermediary and such Loan Party have entered into a control agreement with the Lender in which such Loan Party irrevocably authorizes and directs such securities intermediary to dispose of such Collateral at the direction of the Lender and to comply with the instructions originated by the Lender without further consent of such Loan Party. The Lender agrees with the Loan Parties that such instruction shall not be given by the Lender unless an Event of Default has occurred and is continuing.
(vii)    Organizational Documents. With respect to each issuer of any Pledged Interests of each Loan Party, such Loan Party shall promptly deliver to the Lender (a) copies of the Organizational Documents of such issuer, together with all amendments thereto and any shareholder or similar agreement in respect of such Pledged Interests to which such Loan Party is a party and (b) at the request of the Lender, the consent of each other party to any such document or agreement to the pledge by such Loan Party of such Pledged Interests hereunder and to the transfer of such Pledged Interests to the Lender or its nominee at any time after the occurrence and during the continuance of an Event of Default.
(viii)    Proxy Rights. Each Loan Party hereby irrevocably constitutes and appoints the Lender as its proxy and attorney-in-fact with respect to its Pledged Interests and other Collateral, including the right to vote such Pledged Interests and other Collateral, with full power of substitution to do so. In addition to the right to vote any such Pledged Interests and other Collateral, the appointment of the Lender as proxy and attorney-in-fact shall include the right to exercise all other rights, powers, privileges and remedies to which a holder of such Pledged Interests and other Collateral would be entitled (including giving or withholding written consents of shareholders or other equity holders, calling special meetings of shareholders or other equity holders and voting at such meetings). Such proxy shall be effective, automatically and without the necessity of any action (including any transfer of any such Pledged Interests and other Collateral on the record books of the issuer thereof) by any person (including the issuer of such Pledged Interests and other Collateral or any officer or agent thereof), upon the occurrence and continuation of any Event of Default. Each Loan Party hereby ratifies and approves all acts of any such attorney and agrees that neither the Lender nor any such attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction; provided that, in no event shall they be liable for any punitive, exemplary, indirect or consequential damages. The foregoing powers of attorney and proxy, being coupled with an interest, are irrevocable until Payment in Full.
(e)    Whenever any Loan Party, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, such Loan Party shall report such filing to the Lender and provide the Lender with a written supplement to Schedule 6.17 on each date a Compliance Certificate is to be delivered pursuant to Section

7.02(c) or, if an Event of Default has occurred and is continuing, more frequently if requested by the Lender (which time period may be extended by the Lender in its sole discretion by written notice to such Loan Party). Upon request of the Lender, such Loan Party shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Lender may reasonably request to evidence the security interest of the Lender in any copyright, patent, patent applications, trademark, trademark applications and the goodwill and General Intangibles of such Loan Party relating thereto or represented thereby.
4.03    Collateral Administration.
(a)    Administration of Accounts.
(i)    Records and Schedules of Accounts. The Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon. If Accounts in an aggregate face amount of $100,000 or more cease to be Eligible Accounts, the Borrower shall notify the Lender of such occurrence promptly (and in any event within three (3) Business Days) after the Borrower has knowledge thereof.
(ii)    Taxes. If an Account of the Borrower includes a charge for any Taxes, the Lender is authorized, after the occurrence of and during the continuance of an Event of Default, in its Permitted Discretion, to pay the amount thereof to the proper taxing authority for the account of the Borrower and to charge the Borrower therefor; provided, however, that the Lender shall not be liable for any Taxes that may be due from Borrower or with respect to any Collateral.
(iii)    Account Verification. Whether or not a Default or Event of Default exists, the Lender shall have the right at any time during normal business hours upon prior written notice to the Borrower, in the name of the Lender, any designee of the Lender or (during the continuance of any Event of Default) the Borrower, to verify the validity, amount or any other matter relating to any Accounts of the Borrower by mail, telephone or otherwise. The Borrower shall cooperate fully with the Lender in an effort to facilitate and promptly conclude any such verification process.
(iv)    Proceeds of Collateral. The Borrower shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Controlled Deposit Account. If the Borrower or any Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for the Lender and promptly (not later than three (3) Business Days) deposit same into a Controlled Deposit Account.
(b)    Administration of Inventory.
(i)    Records and Reports of Inventory. The Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions.
(ii)    Returns of Inventory. The Borrower shall not return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; and (c) the Lender is promptly notified if the aggregate value of all Inventory returned in any month exceeds $100,000.

(iii)    Acquisition, Sale and Maintenance. The Borrower shall not acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with applicable Law, including the FLSA. The Borrower shall not sell any Inventory on consignment or approval or any other basis under which the customer may return or require the Borrower to repurchase such Inventory. The Borrower shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all applicable Laws, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.
(c)    Collateral at Locations Subject to a Material Third-Party Agreement. With respect to any location of Collateral subject to a Material Third-Party Agreement entered into after the Closing Date, each Loan Party shall use commercially reasonable efforts to provide the Lender with Lien Waivers with respect to the premises subject to such Material Third-Party Agreements. Loan Parties acknowledge that if such Lien Waivers are not delivered, then, at the election of the Lender, all or a portion of the Collateral at such locations may be deemed ineligible for inclusion in the Borrowing Base and/or the Lender may establish a Rent and Charges Reserve for such location.
4.04    Further Assurances.
(a)    New Deposit Accounts and Securities Accounts. Concurrently with or prior to the opening of a Deposit Account, Securities Account or Commodity Account by any Loan Party, other than any Excluded Deposit Account, such Loan Party shall deliver to the Lender a Control Agreement covering such Deposit Account, Securities Account or Commodity Account, duly executed by such Loan Party, the Lender and the applicable Controlled Account Bank, securities intermediary or financial institution at which such account is maintained.
(b)    Future Leases. Without limiting the generality of the foregoing subsection (a), prior to entering into any new lease of Real Property or renewing any existing lease of Real Property following the Closing Date that is not covered by an existing Lien Waiver, the Borrower shall, and shall cause each other Loan Party to, deliver to the Lender a Lien Waiver, in form and substance reasonably satisfactory to the Lender, executed by the lessor of any Real Property, to the extent the fair market value of any personal property of the Borrower held or to be held at such leased property exceeds (or it is anticipated that the value of such personal property will exceed at any point in time during the term of such leasehold term) $500,000; provided that (x) if despite commercially reasonable efforts, such agreement is not executed within sixty (60) days of the Borrower’s request for a waiver from the applicable Landlord, Borrower shall have no further obligation to obtain such an agreement and (y) for the avoidance of doubt, no such Lien Waiver shall be required in respect of any other leased real property.
(c)    UCC Authorization. The Lender is hereby irrevocably authorized to execute (if necessary) and file or cause to be filed, with or if permitted by applicable Law without the signature of the Borrower or any other Loan Party appearing thereon, all UCC financing statements reflecting any Loan Party as “debtor” and the Lender as “secured party,” and continuations thereof and amendments thereto, as the Lender reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.
(d)    Controlled Securities Accounts. On or prior to the date that is sixty (60) days following the Closing Date (or such later date as the Lender may permit), enter into a Control Agreement with respect to each Securities Account (other than the PNC Securities Account) and Commodity Account listed on part (b) of Schedule 6.19. At the request of the Lender, the Borrower shall cause account statements and/or other reports from the applicable broker, financial institution or other financial intermediary to be delivered to the Lender not less often than monthly, accurately setting forth all assets, including securities entitlements, financial assets or other amounts, held in each Securities Account (other than the PNC Securities Account) or Commodity Account.
4.05    Cash Management.
(a)    Controlled Deposit Account. On or prior to the date that is sixty (60) days following the Closing Date (or such later date as the Lender may permit), enter into a Control Agreement with respect to each Deposit Account listed on Schedule 6.19, other than Excluded Deposit Accounts, which shall include all lockboxes and related lockbox accounts used for the collection of Accounts. From and after the date that is sixty (60) days following the Closing Date (or such later date as the Lender may permit), each Loan Party agrees that all invoices rendered and other requests made by any Loan Party for payment in respect of Accounts shall contain a written statement directing payment in respect of such Accounts to be paid to a Controlled Deposit Account in its name. At the written request of the Lender, the Borrower shall cause bank statements and/or other reports to be delivered to the Lender not less often than monthly, accurately setting forth all amounts deposited in each Controlled Deposit Account to ensure the proper transfer of funds as set forth above. All remittances received by any Loan Party on account of Accounts, together with the proceeds of any other Collateral, shall be held as the Lender’s property, for its benefit and the benefit of the Lender, by such Loan Party as trustee of an express trust for the Lender’s benefit and such Loan Party shall immediately deposit same in kind in a Controlled Deposit Account. The Lender retains the right at all times after the occurrence and during the continuance of an Event of Default to notify Account Debtors that a Loan Party’s Accounts have been assigned to the Lender and to collect such Loan Party’s Accounts directly in its own name, or in the name of the Lender’s agent, and to charge the collection costs and expenses, including reasonable attorneys’ fees, to the Loan Account.
(b)    Concentration Account. Each Control Agreement with respect to a Controlled Deposit Account shall require that, during a Dominion Trigger Period, the Controlled Account Bank transfer all cash receipts and other collections by ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to an account specified by the Lender (the “Concentration Account”). The Concentration Account shall at all times be under the sole dominion and control of the Lender. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Section 4.05(b). In the event that, notwithstanding the provisions of this Section 4.05, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections described above, such proceeds and collections shall be held in trust by such Loan Party for the Lender, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into (x) a Controlled Deposit Account or (y) during a Dominion Trigger Period, the Concentration Account, or dealt with in such other fashion as such Loan Party may be instructed by the Lender.
(c)    Application of Funds in the Concentration Account. During a Dominion Trigger Period, all funds received in the Concentration Account in immediately available funds shall be applied on a daily basis in accordance with Section 2.06(b)(iv). During a Dominion Trigger Period, all funds received in the Concentration Account that are not immediately available funds (checks, drafts and similar forms of payment) shall be deemed applied by the Lender on account of the Obligations (subject to final payment of such items) in accordance with the foregoing sentence on the first Business Day after receipt by the Lender of such items in the Lender’s account. If as the result of such application of funds a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of the Borrower but shall, so long as no Default or Event of Default then exists, be disbursed to the Borrower or otherwise at the Borrower’s direction, upon the Borrower’s request. Upon and during the continuance of any Event of Default, the Lender may, at its option, offset such credit balance against any of the Obligations or hold such credit balance as Collateral for the Obligations.
4.06    Information Regarding Collateral. The Borrower represents, warrants and covenants that (a) the chief executive office of each Loan Party on the Closing Date is located at the address or addresses specified on Schedule 4.06, and (b) Schedule 4.06 contains a true and complete list of (i) the exact legal name, jurisdiction of formation, and address within the United States of each Loan Party and of each other Person that has effected any merger or consolidation with a Loan Party or contributed or transferred to a Loan Party any property constituting Collateral at any time in the five (5) years prior to the Closing Date (excluding Persons making sales in the ordinary course of their businesses to a Loan Party of property constituting Inventory in the hands of such seller), (ii) the exact legal name, jurisdiction of formation, jurisdiction identification number, and each location of the chief executive office of each Loan Party at any time in the five (5) years prior to the Closing Date, (iii) each location within the United States in which material goods constituting Collateral are located as of the Closing Date (together with the name of each owner of the property located at such address if not the applicable Loan Party, a summary description of the relationship between the applicable Loan Party and such Person and the maximum approximate book or market value of the Collateral held or to be held at such location). The Borrower shall not change, and shall not permit any other Loan Party to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office or any location specified in clause (b)(iii) of the immediately preceding sentence, or use or permit any other Loan Party to use, any additional trade name, trademark or other trade style, except upon giving not less than thirty (30) days’ prior written notice to the Lender and taking or causing to be taken all such action at Borrower’s or such other Loan Parties’ expense as may be reasonably requested by the Lender to perfect or maintain the perfection and priority of the Lien of the Lender in Collateral.
ARTICLE V
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
5.01    Conditions of Initial Credit Extension. The obligation of the Lender to make any initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)    The Lender’s receipt of the following items, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Lender and its legal counsel:
(i)    executed counterparts of this Agreement, each of the Security Instruments and the Subordination Agreement;
(ii)    Note(s) executed by the Borrower in favor of the Lender;
(iii)    such certificates of resolutions or other action, incumbency certificates (including specimen signatures), and/or other certificates of Responsible Officers of each Loan Party as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)    such documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization and in any other jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, including certified copies of each Loan Party’s Organizational Documents, certificates of good standing and/or qualification to engage in business from each jurisdiction identified on Schedule 5.01 hereto;
(v)    a favorable opinion of Greenberg Traurig, P.A., counsel to the Loan Parties, and, if applicable, appropriate local counsel to the Loan Parties, each addressed to the Lender and its successors and assigns, as to the matters concerning the Loan Parties and the Loan Documents as the Lender may reasonably request;
(vi)    certificates of Responsible Officers of the Borrower or the applicable Loan Parties (1) either (A) identifying all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against each such Loan Party of the Loan Documents to which it is a party, and stating that such consents, licenses and approvals shall be in full force and effect, and attaching true and correct copies thereof or (B) stating that no such consents, licenses or approvals are so required and (2) in the case of the Borrower, certifying as to true, correct and complete copies of all documents and instruments governing or evidencing any Subordinated Indebtedness;
(vii)    (A) audited financial statements of Holdings and its Subsidiaries for each of the three fiscal years immediately preceding the Closing Date, (B) unaudited interim financial statements for Holdings and its Subsidiaries for the fiscal quarter ending September 30, 2021, and (C) financial projections of Holdings and its Subsidiaries for the next three (3) fiscal years;
(viii)    a certificate signed by the Chief Financial Officer of the Borrower certifying that, after giving effect to the entering into of the Loan Documents and the consummation of all of the Transactions, (A) the Borrower is Solvent and (B) the Loan Parties, taken as a whole, are Solvent;
(ix)    subject to Section 7.20, evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;
(x)    an initial Borrowing Base Certificate;
(xi)    initial written Advance Request Notice;
(xii)    delivery of Uniform Commercial Code financing statements, suitable in form and substance for filing in all places required by applicable Law to perfect the Liens of the Lender under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be reasonably necessary under applicable Law to perfect the Liens of the Lender under such Security Instruments as a first priority Lien in and to such other Collateral as the Lender may require;
(xiii)    Uniform Commercial Code search results showing only those Liens as are acceptable to the Lender;
(xiv)    the Lender shall have received evidence of the payment in full and cancellation of all existing Indebtedness for borrowed money of the Loan Parties, other than any Indebtedness permitted under Section 8.01, including terminations of Uniform Commercial Code and other financing statements filed in connection with such existing Indebtedness and other evidence of Lien releases and other related matters on terms acceptable to the Lender; and
(xv)    evidence that the Borrower has made a minimum equity investment of $1,000 in the Lender.
(b)    Any fees required to be paid on or before the Closing Date shall have been paid.
(c)    The Borrower shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such reasonable and documented fees, charges and disbursements as shall constitute its reasonable estimate of such reasonable fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender).
5.02    Conditions to all Credit Extensions. The obligation of the Lender to honor any Request for Credit Extension or make the initial Credit Extension hereunder is subject to the following conditions precedent:
(a)    The representations and warranties of the Loan Parties contained in ARTICLE VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as of such earlier date, and except that for purposes of this Section 5.02(a), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.
(b)    No Default shall have occurred and be continuing or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Lender shall have received an Advance Request Notice in accordance with the requirements hereof.
(d)    After giving effect to each Credit Extension, aggregate Outstanding Amount of Revolving Loans do not exceed the Maximum Borrowing Amount.
Each Advance Request Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), 5.02(b) and 5.02(d) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
To induce the Secured Parties to enter into this Agreement and to make Loans hereunder, each Loan Party represents and warrants to the Lender, subject to the limitation set forth in Section 5.02(a), that:

6.01    Existence, Qualification and Power. Each Loan Party and each Subsidiary (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as is now being conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and to consummate the Transactions to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i), or (c), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Loan Party is a credit institution, investment firm, or parent company of a credit institution or investment firm, in each case that is established in a member state of the European Union, Iceland, Liechtenstein or Norway, and no Loan Party is a subsidiary of any of the foregoing.
6.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, and the consummation of the Transactions, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of the Organizational Documents of any such Person; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created under the Security Instruments in favor of the Lender) under (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, in each case, except to the extent such conflict, breach or contravention would not be reasonably expected to have a Material Adverse Effect; or (c) violate any Law in any material respect.
6.03    Governmental Authorization; Other Consents. Except for (a) such approvals and consents as have been obtained and are in full force and effect, (b) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties to be made, or otherwise delivered to the Lender for filing and/or recordation, substantially concurrently with the Closing Date, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or the consummation of the Transactions, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Security Instruments, (iii) the perfection or maintenance of the Liens created under the Security Instruments (including the first priority nature thereof) or (iv) the exercise by the Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Instruments.
6.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (a) as rights to indemnification hereunder may be limited by applicable Law and (b) as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
6.05    Financial Statements; No Material Adverse Effect.

(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (iii) show all material Indebtedness and other liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)    The unaudited Consolidated and consolidating balance sheet of Holdings and its Subsidiaries dated as of September 30, 2021, and the related Consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the month then ended (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)    Since the date of the Audited Financial Statements there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d)    The Borrower is Solvent and the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.
(e)    Any Reconciliations delivered with respect to the financial statements described in clauses (a) and (b) above (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of the financial statements described in clause (b), to the absence of footnotes and to normal year-end audit adjustments.
6.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the Transactions or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
6.07    No Default. No Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
6.08    Ownership of Property; Liens.
(a)    Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in, all Real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Loan Party and each of its Subsidiaries has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business.
(b)    Schedule 6.08(b)(1) sets forth the address (including street address, county and state) of all Real Property that is owned by the Loan Parties as of the Closing Date. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the Real Property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Permitted Liens. Schedule 6.08(b)(2) sets forth the address (including street address, county and state) of all material operating leases of the Loan Parties, together with a list of the lessor and its contact information with respect to each such lease as of the Closing Date. Each of such leases is in full force and effect and the Loan Parties are not in default of any material terms thereof.
6.09    Environmental Compliance.
(a)    No Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law with respect to the Loan Party or any Subsidiary’s operations, (ii) has become subject to a pending claim with respect to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (i) none of the properties currently owned or operated by any Loan Party or any Subsidiary thereof is listed or, to the knowledge of the Loan Parties, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the knowledge of the Loan Parties, never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Subsidiary thereof; (iii) to the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary thereof; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Loan Party or Subsidiary in violation of Environmental Laws or, to the knowledge of the Loan Parties, by any other Person in violation of Environmental Laws on any property currently owned or operated by any Loan Party or any Subsidiary thereof.
(c)    Except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary thereof is undertaking, and no Loan Party or any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored by any Loan Party or any Subsidiary at, or transported to or from by or on behalf of any Loan Party or any Subsidiary, any property currently owned or operated by any Loan Party or any Subsidiary thereof have, to the knowledge of the Loan Parties, been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.
(d)    Each Loan Party conducts in the Ordinary Course of Business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Loan Party has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.10    Insurance. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates, and each such insurance policy is in full force and effect and all premiums in respect thereof that are due and payable have been paid.
6.11    Taxes. Each Loan Party and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, subject to extensions granted by the applicable authority, except those which are being Properly Contested and except where the failure to file such returns or reports could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.
6.12    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries in an aggregate amount in excess of $500,000; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and to the knowledge of any Loan Party, no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
6.13    Subsidiaries; Equity Interests. No Loan Party (a) has any Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.13 (which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary) as of the Closing Date or created or acquired in compliance with Section 7.12, and (b) has any equity investments in any other corporation or entity other than those specifically disclosed on part (b) of Schedule 6.13 as of the Closing Date or made after the Closing Date in compliance with this Agreement and the other Loan Documents. As of the Closing Date, all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 6.13 free and clear of all Liens except for those created under the Security Instruments. As of the Closing Date, all of the outstanding Equity Interests in the Borrower have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on part (c) of Schedule 6.13.
6.14    Margin Regulations; Investment Company Act. No Loan Party is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the Loan Parties, any Person Controlling any Loan Party, nor any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
6.15    Disclosure. Each Loan Party has disclosed or caused the Borrower to disclose to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate (including the Borrowing Base Certificates) or other information furnished (whether in writing or orally) by or on behalf of any Loan Party or any Subsidiary to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; it being understood (a) that such projections and forecasts are as to future events and are not to be viewed as facts, that such projections are subject to significant uncertainties and contingences, many of which are beyond the control of the Loan Party and its Subsidiaries, that no assurance can be given that any particular projection or forecast will be realized and that actual results during the period or periods covered by any such projections or forecasts may differ significantly from the projected results and such differences may be material and that such projections and forecast are not a guarantee of future financial performance and (b) that no representation is made with respect to information of a general economic or general industry nature.
6.16    Compliance with Laws. Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
6.17    Intellectual Property; Licenses, Etc. Each Loan Party and its Subsidiaries own, or possess the right to use, all of the Intellectual Property (including IP Rights) that are reasonably necessary for the operation of their respective businesses, without known conflict with the IP Rights of any other Person, except to the extent any failure so to own or possess the right to use could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Loan Party, the operation by each Loan Party and its Subsidiaries of their respective businesses does not infringe upon any IP Rights held by any other Person. As of the Closing Date, (i) all copyrights, copyright applications and copyright registrations owned by any Loan Party and registered with the United States Copyright Office or subject of pending applications filed for registration with the United States Copyright Office, (ii) all patents and patent applications owned by any Loan Party and issued by the United States Patent and Trademark Office or the subject of pending applications filed with the United States Patent and Trademark Office and (iii) all trademarks and trademark applications owned by any Loan Party and registered with the United States Patent and Trademark Office or the subject of pending applications filed for registration with the United States Patent and Trademark Office, are set forth on Schedule 6.17.
6.18    Labor Matters. As of the date hereof and except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, there are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties comply with the FLSA and any other applicable federal, state, local or foreign Law dealing with such matters. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law. All payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 6.18 no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.
6.19    Deposit Accounts, Securities Accounts and Commodity Accounts.
(a)    Part (a) of Schedule 6.19 sets forth a list of all Deposit Accounts maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each Deposit Account (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

(b)    Part (b) of Schedule 6.19 sets forth a list of all Securities Accounts and Commodity Accounts maintained by the Loan Parties as of the Closing Date, which Schedule includes (i) the name and address of the securities intermediary or institution holding such account; (ii) the account number(s) maintained with such securities intermediary or institution; and (iii) a contact person at such securities intermediary or institution.
6.20    Accounts. The Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by the Loan Parties with respect thereto. The Borrower warrants, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:
(a)    it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;
(b)    it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;
(c)    it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to the Lender on written request;
(d)    it is not subject to any offset, Lien (other than the Lender’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to the Lender; and it is absolutely owing by the Account Debtor, without contingency in any respect;
(e)    no purchase order, agreement, document or applicable Laws restricts assignment of the Account to the Lender (regardless of whether, under the UCC, the restriction is ineffective), and the Borrower is the sole payee or remittance party shown on the invoice;
(f)    no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to the Lender hereunder; and
(g)    to the Borrower’s knowledge, (i) there are no facts or circumstances that are reasonably likely to materially impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the Borrower’s customary credit standards, is Solvent, is not contemplating or subject to any proceeding under any Debtor Relief Laws, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.
6.21    OFAC. No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

6.22    Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any modification or change in the business relationship of any Loan Party with any customers or suppliers which are, individually or in the aggregate, material to its operations, to the extent that such cancellation, modification or change would reasonably be expected to result in a Material Adverse Effect.
6.23    Intentionally Omitted.
6.24    Casualty. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
ARTICLE VII
AFFIRMATIVE COVENANTS
So long as the Lender shall have any Commitment hereunder or any Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification and reimbursement obligations for which no claim has been made and other obligations expressly stated to survive payment and termination of this Agreement), each Loan Party shall, and shall cause each Subsidiary to:
7.01    Financial Statements. Deliver to the Lender:
(a)    as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of Holdings or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC), (i) a Consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related Consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and (ii) a Reconciliation with respect to each of the financial statements described in the foregoing clause (i), all in reasonable detail and prepared in accordance with GAAP, (A) such Consolidated statements to be audited and accompanied by a report and opinion of Grant Thornton LLP or a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Lender (the “Auditor”), which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (B) such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of Holdings and its Subsidiaries;
(b)    (x) within sixty (60) days after the end of the fiscal quarter ending March 31, 2022 and June 30, 2022, and (y) thereafter, as soon as available, but in any event within 45 days (or, if earlier, 5 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) after the end of each of the first three fiscal quarters of each fiscal year of Holdings, (i) unaudited Consolidated and consolidating balance sheets of Holdings and its Subsidiaries as of the end of such fiscal quarter and the related Consolidated and consolidating statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and the related Consolidated and consolidating statements of changes in shareholders’ equity and cash flows for the portion of the fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and (ii) a Reconciliation with respect to each of the financial statements described in the foregoing clause (i), all in reasonable detail, such Consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of Holdings and its Subsidiaries; and
(c)    as soon as available but not later than 30 days prior to the end of each fiscal year, annual financial projections of the Borrower and its Subsidiaries on a Consolidated basis, in form reasonably satisfactory to the Lender, of (i) Consolidated balance sheets and statements of income or operations and cash flows and (ii) monthly Availability for the Borrower for the immediately following fiscal year.
As to any information contained in materials furnished pursuant to Section 7.02(d), the Loan Parties shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Loan Parties to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.
7.02    Borrowing Base Certificate; Other Information. Deliver to the Lender, in form and detail reasonably satisfactory to the Lender:
(a)    at any time Revolving Loans are outstanding, on or before the seventh (7th) calendar day of each calendar month from and after the date hereof, a Borrowing Base Certificate as of the last day of the immediately preceding month, with such supporting materials as the Lender shall reasonably request (including weekly reporting of rolling forward accounts receivable data by reporting weekly sales, cash collections and credits and monthly reporting of gross inventory, inventory ineligibles and accounts receivable ineligibles). If the Borrower deems it advisable or if Lender shall request, the Borrower shall execute and deliver to the Lender Borrowing Base Certificates more frequently than monthly. All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrower and certified by a Responsible Officer, provided that the Lender may from time to time review and adjust any such calculation (i) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Concentration Account or otherwise; (ii) [reserved]; and (iii) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve or the Borrowing Base;
(b)    [reserved];
(c)    a Compliance Certificate executed by the chief financial officer of the Borrower which certifies compliance with Section 8.12 and provides a reasonably detailed calculation of the applicable financial covenants set forth in Section 8.12 delivered concurrently with delivery of financial statements under (i) Section 7.01(a) and (ii) so long as there is any Term Loan outstanding, Section 7.01(b) (commencing with the fiscal period ending March 31, 2022);
(d)    promptly after the same are available, copies of each annual report, proxy or financial statement sent to the stockholders of Holdings;

(e)    at the Lender’s written request (but not more frequently than monthly unless a Default or Event of Default has occurred and is continuing), a listing of each Loan Party’s trade payables, specifying the trade creditor and balance due, all in form satisfactory to the Lender;
(f)    [intentionally omitted]; and
(g)    promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request, all in form and scope reasonably acceptable to the Lender.
7.03    Notices. Promptly and, in any event, within five (5) Business Days upon any Responsible Officer of any Loan Party having knowledge thereof, notify the Lender:
(a)    of the occurrence of any Default or Event of Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority that seeks damages in excess of $500,000; (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws; violation or asserted violation of any applicable Law that seeks damages in excess of $500,000;
(c)    of the occurrence of any ERISA Event;
(d)    the creation or acquisition of any Subsidiary;
(e)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;
(f)    of the expiration, cancellation or termination of any Specified Landlord Letter of Credit, the occurrence of the date that is three (3) months prior to the expiry date of any Specified Landlord Letter of Credit or any amendment or modification to the terms of any Specified Landlord Letter of Credit (other than any amendment or modification that solely renews such Specified Landlord Letter of Credit or extends the expiry date thereof, in each case on the same terms);
(g)    of the discharge by any Loan Party of its present Auditors or any withdrawal or resignation by such Auditors;
(h)    of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent that has resulted or could reasonably be expected to result in a Lien or a Material Adverse Effect;
(i)    of the filing of any Lien for unpaid Taxes against any Loan Party in excess of $500,000;
(j)    of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;
(k)    of Collateral in an aggregate face amount of $500,000 or more ceasing to be Eligible Accounts or Eligible Inventory; and
(l)    of any failure by any Loan Party to pay rent at any of such Loan Party’s locations if such failure continues for more than thirty (30) days following the day on which such rent first came due.
Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
7.04    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being Properly Contested; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except to the extent that any such Lien would otherwise be permitted by Section 8.02; and (c) all Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
7.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered Intellectual Property to the extent permitted by applicable Laws, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
7.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its properties (other than insignificant properties) and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
7.07    Maintenance of Insurance.
(a)    Maintain with (i) companies having an A.M. Best Rating of at least “A” or (ii) financially sound and reputable insurance companies reasonably acceptable to the Lender and not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Lender.
(b)    Cause all casualty policies, including fire and extended coverage policies, maintained with respect to any Collateral to be endorsed or otherwise amended to include (i) a lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Lender, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Lender, (ii) a provision to the effect that none of the Loan Parties, Secured Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Lender may reasonably require from time to time to protect the interests of the Secured Parties.
(c)    Cause commercial general liability policies to be endorsed to name the Lender as an additional insured; and cause business interruption policies to name the Lender as a loss payee and to be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Lender, (ii) a provision to the effect that none of the Loan Parties, the Lender or any other party shall be a co-insurer and (iii) such other provisions as the Lender may reasonably require from time to time to protect the interests of the Secured Parties.
(d)    Cause each such policy referred to in this Section 7.07 to also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Lender (giving the Lender the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Lender.
(e)    Deliver to the Lender, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy or insurance certificate (or other evidence of renewal of a policy previously delivered to the Lender, including an insurance binder) together with evidence reasonably satisfactory to the Lender of payment of the premium therefor.
(f)    Subject to the frequency limitations set forth in Section 7.10, permit any representatives that are designated by the Lender to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby. Subject to the limitations set forth in Section 7.10, the Loan Parties shall pay the reasonable and documented fees and expenses of any representatives retained by the Lender to conduct any such inspection.
None of the Secured Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 7.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Secured Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Secured Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Secured Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by the any Secured Party under this Section 7.07 shall in no event be deemed a representation, warranty or advice by such Secured Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

7.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws (including without limitation all applicable Anti-Terrorism Laws, Anti-Corruption Laws and Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property. The Borrower and Subsidiary shall maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and Sanctions.
7.09    Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be.
7.10    Inspection Rights and Appraisals.
(a)    Permit the Lender or its designees or representatives from time to time, subject to reasonable written notice and normal business hours (except, in each case, when a Default or Event of Default exists), to conduct Field Exams and/or appraisals of Inventory and to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers. The Lender shall not have any duty to any Loan Party to share any results of any Field Exam with any Loan Party. Appraisals may be shared with the Borrower upon request. The Loan Parties acknowledge that all Field Exams, appraisals and reports are prepared by or for the Lender for its purposes, and Loan Parties shall not be entitled to rely upon them.
(b)    Reimburse the Lender for all reasonable and documented out-of-pocket charges, costs and expenses of the Lender in connection with up to one appraisal and one Field Exam during any twelve (12) month period; provided, however, that if a Field Exam or appraisal is initiated during an Event of Default, all charges, costs and expenses therefor shall be reimbursed by the Loan Parties without regard to such limits.
7.11    Use of Proceeds. Use the proceeds of the Loans to finance capital expenditures, working capital and other general corporate purposes not in contravention of any Law or of any Loan Document.
7.12    New Subsidiaries. As soon as practicable but in any event within 30 Business Days following the acquisition or creation of any Domestic Subsidiary cause to be delivered to the Lender each of the following, as applicable:
(a)    a joinder agreement acceptable to the Lender duly executed by such Domestic Subsidiary sufficient to cause such Subsidiary to become a Guarantor, together with executed counterparts of each other Loan Document reasonably requested by the Lender, including all Security Instruments and other documents reasonably requested to establish and preserve the Lien of the Lender in all Collateral of such Domestic Subsidiary;
(b)    (i) Uniform Commercial Code financing statements naming such Person as “Debtor” and naming the Lender for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Lender and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary to perfect in favor of the Lender for the benefit of the Secured Parties the Lien on the Collateral conferred under such Security Instrument to the extent such Lien may be perfected by a Uniform Commercial Code filing, and (ii) pledge agreements, control agreements, Documents and original collateral (including pledged Equity Interests, Securities and Instruments) and such other documents and agreements as may be reasonably required by the Lender, all as necessary to establish and maintain a valid, perfected security interest in all Collateral in which such Domestic Subsidiary has an interest consistent with the terms of the Loan Documents;
(c)    upon the written request of the Lender, an opinion of counsel to each such Domestic Subsidiary and addressed to the Lender, in form and substance reasonably acceptable to the Lender, each of which opinions may be in form and substance, including assumptions and qualifications contained therein, substantially similar to those opinions of counsel delivered pursuant to Section 5.01(a); and
(d)    current copies of the Organizational Documents of each such Domestic Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents or applicable Law, of the shareholders, members or partners) of such Person authorizing the actions and the execution and delivery of documents described in this Section 7.12, all certified by the applicable Governmental Authority or appropriate officer as the Lender may elect.
7.13    Compliance with ERISA. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to the Pension Funding Rules. At no time shall the accumulated benefit obligations under any Plan subject to Title IV of ERISA that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $500,000. The Loan Parties and each of their respective Subsidiaries shall not withdraw, and shall cause each ERISA Affiliate not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $500,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities for post-employment health care benefits, whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $500,000.
7.14    Further Assurances. At the Borrower’s cost and expense, upon written request of the Lender, duly execute and deliver or cause to be duly executed and delivered, to the Lender such further information, instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents, including, to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Lender contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Loan Parties after the Closing Date.
7.15    Licenses. (a) Keep in full force and effect each License (i) the expiration or termination of which could reasonably be expected to materially adversely affect the realizable value in the use or sale of a material amount of Inventory or (ii) the expiration or termination of which could reasonably be expected to have a Material Adverse Effect (each a “Material License”); (b) promptly notify the Lender of (i) any material modification to any such Material License that could reasonably be expected to be materially adverse to any Loan Party or the Lender and (ii) entering into any new Material License; (c) pay all Royalties (other than immaterial Royalties or Royalties being Properly Contested) arising under such Material Licenses when due (subject to any cure or grace period applicable thereto); and (d) notify the Lender of any material default or material breach asserted in writing by any Person to have occurred under any such Material License.

7.16    Environmental Laws. (a) Conduct its operations and keep and maintain its Real Property in material compliance with all Environmental Laws, other than any such non-compliance which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; (b) obtain and renew all environmental permits necessary for its operations and properties, other than any environmental permits the failure of which to obtain would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and (c) implement any and all investigation, remediation, removal and response actions that are required to comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under or about any of its Real Property other than any such non-compliance which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
7.17    Leases, Mortgages and Third-Party Agreements.
(a)    Upon written request, provide Lender with copies of all existing and future agreements (including any mortgage, deed of trust or similar security document) entered into between a Loan Party and any landlord, warehouseman, processor, shipper, bailee or other Person that owns, or has a mortgage or similar lien on, any premises at which any Collateral with an aggregate value of $500,000 or greater may be kept or that otherwise may possess any Collateral with an aggregate value of $500,000 or greater (each a “Material Third-Party Agreement”).
(b)    Except as otherwise expressly permitted hereunder, (i) make all payments and otherwise perform all obligations in respect of all leases and all mortgages, or deeds of trust and not allow such leases to lapse or be terminated (or any rights to renew such leases to be forfeited or cancelled), (ii) notify the Lender of any default by the applicable Loan Party or Subsidiary with respect to such leases or mortgages, deeds of trust or similar security documents and (iii) promptly cure any such default by the applicable Loan Party; provided that Borrower may allow leases to lapse or be terminated if such Person’s Board of Directors shall determine that such lease is no longer desirable in the conduct of the business of such Person, and that the lapse or termination thereof would not reasonably be expected to have a Material Adverse Effect. If any such default is not so cured, each Loan Party hereby authorizes the Lender (as its non-fiduciary agent and on its behalf) to, if elected by the Lender in its sole discretion, make such payments and/or take such other actions as the Lender may elect in order to cure any such default (whether or not an Event of Default under this Agreement exists at such time). Any payment made pursuant to this Section 7.17(b) shall be deemed a “Protective Advance” hereunder. Each Loan Party agrees that the Lender shall have no obligation to exercise any right to cure hereunder, whether or not such right is exercised on any one or more occasions.
7.18    Landlord and Storage Agreements. Except as otherwise expressly permitted hereunder, make all payments and otherwise perform all obligations in respect of all leases of real property to which any Loan Party or any of its Subsidiaries is a party and not allow such leases to lapse or be terminated by the applicable Loan Party or Subsidiary or any rights to renew such leases to be forfeited or cancelled by the applicable Loan Party or Subsidiary, notify the Lender of any default by the applicable Loan Party or Subsidiary with respect to such leases and cooperate with the Lender in all respects to cure any such default by the applicable Loan Party or Subsidiary, except, in any case, where the failure to do any of the foregoing, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.
7.19    Material Contracts. Perform and observe all the payment terms and other material terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Lender and, upon reasonable request of the Lender, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, except, in any case, where the failure to do any of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
7.20    Post-Closing Action. Fail to deliver to the Lender a lenders’ loss payable endorsement, in form and substance reasonably satisfactory to the Lender, with respect to the insurance policies of the Loan Parties within sixty (60) days of the Closing Date (or such later date as the Lender shall agree in its sole discretion).
ARTICLE VIII
NEGATIVE COVENANTS
So long as the Lender shall have any Commitment hereunder or any Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification and reimbursement obligations for which no claim has been made and other obligations expressly stated to survive payment and termination of this Agreement), no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:
8.01    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Equity Interest, except:
(a)    Indebtedness under the Loan Documents;
(b)    Indebtedness outstanding on the date hereof and listed on Schedule 8.01 and any extensions, renewals, refinancings and replacements thereof; provided, that, the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension;
(c)    guarantees of the Borrower in respect of Indebtedness otherwise permitted hereunder of any other Loan Party; provided that any Guaranty of Indebtedness permitted hereunder that is subordinated to the Obligations shall be subordinated to the Obligations on substantially the same terms as such guaranteed Indebtedness;
(d)    obligations (contingent or otherwise) of any Loan Party existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, cash flows or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view,” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(e)    Indebtedness arising in the Ordinary Course of Business in connection with treasury management and commercial credit card, merchant card and purchase or procurement card services;

(f)    Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for real property and fixed or capital assets within the limitations set forth in Section 8.02(j); provided that the aggregate amount of all such Indebtedness at any one time outstanding, together with the Swap Termination Value of all Swap Contracts permitted under Section 8.01(d) above, shall not exceed $75,000,000;
(g)    the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;
(h)    Indebtedness in respect of any bankers’ acceptance, bank guarantees, letters of credit, warehouse receipt or similar facilities entered into in the Ordinary Course of Business in respect of workers’ compensation and other casualty claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation and other casualty claims;
(i)    Indebtedness incurred or arising in the Ordinary Course of Business and not in connection with the borrowing of money in respect of (i) obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms; (ii) performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar instruments or obligations; and (iii) obligations to pay insurance premiums;
(j)    Indebtedness representing deferred compensation to employees, consultants or independent contractors incurred in the Ordinary Course of Business;
(k)    surety bonds, deposits and similar obligations permitted under Section 8.02(e) or (f);
(l)    Indebtedness that is secured solely by real property (including improvements) and related fixtures and expressly made non-recourse to the other assets of the Borrower and its Subsidiaries; provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $2,000,000;
(m)    Indebtedness in respect of letters of credit and reimbursement obligations in respect thereof entered into in the Ordinary Course of Business of the Borrower or any such Subsidiary; provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;
(n)    unsecured Indebtedness of the Borrower owing to Holdings in an aggregate amount not to exceed $100,000,000, which Indebtedness shall be on terms (including subordination terms) acceptable to the Lender and subject to the Subordination Agreement; and
(o)    other unsecured Indebtedness; provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $4,000,000.
8.02    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):
(a)    Liens in favor of the Lender pursuant to any Loan Document and the Lender’s statutory Lien in the Farm Credit Equities;

(b)    Liens existing on the date hereof and listed on Schedule 8.02 (setting forth, as of the Closing Date, the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto);
(c)    Liens for taxes, assessments or other governmental charges, not yet due or which are being Properly Contested;
(d)    Liens of carriers, warehousemen, mechanics, materialmen, repairmen, landlords or other like Liens imposed by Law or arising in the Ordinary Course of Business which are not overdue for a period of more than 60 days or which are being Properly Contested;
(e)    Liens, pledges of or deposits in the Ordinary Course of Business in connection with (i) insurance, workers compensation, unemployment insurance and social security legislation, (ii) contracts, bids, government contracts, and surety, appeal, customs, performance and return-of-money bonds and (iii) other similar obligations (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to contracts, statutory requirements, common law or consensual arrangements, other than any Lien imposed by ERISA;
(f)    Liens arising in the Ordinary Course of Business consisting of deposits to secure the performance of bids, trade and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case, incurred in the Ordinary Course of Business;
(g)    Liens with respect to minor imperfections of title and easements, rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other similar restrictions, charges, encumbrances or title defects affecting Real Property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and do not materially detract from the value of or materially impair the use by the Loan Parties in the Ordinary Course of Business of the property subject to or to be subject to such encumbrance;
(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01 or securing appeal or other surety bonds related to such judgments, and which in all cases are junior to the Lien of the Lender;
(i)    Liens securing Indebtedness permitted under Section 8.01(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
(j)    operating leases or subleases granted by the Loan Parties to any other Person in the Ordinary Course of Business;
(k)    Liens (i) of a collection bank arising under Section 4-210 of the UCC or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the Ordinary Course of Business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(l)    Liens on real property (including improvements) and related fixtures; provided that the Indebtedness secured by such Liens is permitted under Section 8.01(l);

(m)    Liens in favor of customs and revenue authorities imposed by Law to secure payment of customs duties in connection with the importation of goods and arising in the Ordinary Course of Business which are not overdue for a period of more than 30 days or which are being Properly Contested;
(n)    encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;
(o)    Liens on cash collateral securing Indebtedness permitted under Section 8.01(m); provided that the amount of cash collateral provided shall not exceed 105% of the face amount of the letter of credit secured thereby; and
(p)    In addition to the Liens that are permitted pursuant to clauses (a) through (o) above, Liens on any assets of Borrower or any of its Subsidiaries (excluding Accounts and Inventory) that secure Indebtedness in an aggregate amount not to exceed $250,000.
8.03    Investments. Make or maintain any Investments, except:
(a)    Investments held by the Loan Parties in the form of Cash Equivalents;
(b)    loans and advances to officers, directors and employees of the Loan Parties and Subsidiaries made in the Ordinary Course of Business in an aggregate amount at any one time outstanding not to exceed $25,000;
(c)    (i) Investments by the Loan Parties and their Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Borrower and its Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in wholly-owned Subsidiaries that are not Loan Parties in an aggregate amount invested from the date hereof not to exceed $500,000;
(d)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors to the extent reasonably necessary in order to prevent or limit loss;
(e)    Guarantees permitted by Section 8.01;
(f)    Investments existing as of the date hereof (other than those set forth on Schedule 6.13(a) and (b)) and as set forth in Schedule 8.03 (which Schedule 8.03 shall show, as of the date hereof, the amount, obligor or issuer and maturity, if any, of any listed Investment) and any modification, replacement, renewal or extension thereof so long as such modification, renewal or extension thereof does not increase the amount of such Investment;
(g)    Investments in Swap Contracts permitted by Section 8.01;

(h)    Investments in the form of Permitted Acquisitions to the extent that any Person or property acquired in such Acquisition becomes a part of the Borrower or a Subsidiary Guarantor or becomes a Subsidiary Guarantor in the manner contemplated by Section 7.12;
(i)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(j)    bank deposits and advances made connection with purchases of goods or services in the Ordinary Course of Business to the extent not otherwise prohibited hereunder;
(k)    Investments received in the form of non-cash consideration from a Disposition or asset sale permitted under this Agreement;
(l)    the Farm Credit Equities; and
(m)    other Investments not exceeding $500,000 in the aggregate in any fiscal year of the Borrower.
8.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom:
(a)    any Subsidiary of the Borrower may merge or consolidate with or liquidate or dissolve into a Loan Party; provided, that, (i) the Loan Party shall be the continuing or surviving Person, and (ii) in the case of any merger of the Borrower and a Subsidiary Guarantor, the Borrower shall be the continuing or surviving Person;
(b)    any Subsidiary that is not a Loan Party may merge into any other Subsidiary that is not a Loan Party; provided that, when any wholly-owned Subsidiary is merging with another Subsidiary that is not wholly-owned, the wholly-owned Subsidiary shall be the continuing or surviving Person;
(c)    any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party;
(d)    any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party;
(e)    in connection with any Permitted Acquisition, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, that, (i) the Person surviving such merger shall be a wholly-owned Subsidiary of the Borrower and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person; and
(f)    so long as no Default has occurred and is continuing or would result therefrom, each of the Borrower and any of its Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that, in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving Person and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person.

8.05    Dispositions. Make any Disposition, except:
(a)    Dispositions of Inventory in the Ordinary Course of Business;
(b)    Dispositions in the Ordinary Course of Business of Equipment or fixed assets that are obsolete or worn out for so long as all proceeds thereof are applied as required by Section 2.06(b);
(c)    Dispositions that constitute (i) Investments permitted under Section 8.03, (ii) a Lien permitted under Section 8.02, (iii) a merger, dissolution, consolidation or liquidation permitted under Section 8.04(a), or (iv) a Restricted Payment permitted under Section 8.06;
(d)    Dispositions that result from a casualty or condemnation in respect of such property or assets and is not otherwise an Event of Default so long as all proceeds thereof are applied as required by Section 2.06(b);
(e)    Dispositions of cash and Cash Equivalents in the ordinary course of business;
(f)    Dispositions of non-core assets acquired in a Permitted Acquisition within 12 months of such Permitted Acquisition; provided that (i) the aggregate fair market value of all property Disposed of in reliance on this clause (f) from the Closing Date through the Facility Termination Date shall not exceed $500,000 and (ii) such non-core assets, in the aggregate, do not exceed 10% of the consolidated net assets acquired pursuant to such Permitted Acquisition;
(g)    Dispositions that consist of the sale or discount in the Ordinary Course of Business of overdue accounts receivable that are not Eligible Accounts in connection with the compromise or collection thereof;
(h)    Dispositions among the Loan Parties, or by any Subsidiary to a Loan Party;
(i)    Dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party;
(j)    expiration, abandonment or other Disposition (other than a Disposition to an Affiliate) of Intellectual Property, in each case, which, in the reasonable judgment of the Borrower, is no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries;
(k)    Dispositions of Investments in joint ventures to the extent required by or made pursuant to put and call agreements, buy/sell arrangements or other similar arrangements between the joint venture parties;
(l)    (i) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries and (ii) terminations of leases, subleases, licenses, sublicenses or similar use and occupancy agreements in the ordinary course of business that do not interfere in any material respect with the business of the Borrower and its Subsidiaries;
(m)    Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; and

(n)    other Dispositions of assets other than Collateral of a type included in the Borrowing Base so long as (i) no Event of Default has occurred and is continuing at the time of such Disposition and (ii) the fair market value of all such assets Disposed of, whether individually or in a series of related transactions, does not exceed $1,000,000 in the aggregate in any fiscal year.
8.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, in each case (except Section 8.06(a)) so long as no Default or Event of Default shall have occurred and be continuing (both before or as a result of the making of such Restricted Payment):
(a)    each Subsidiary may make Restricted Payments, directly or indirectly, to the Borrower;
(b)    the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(c)    any Loan Party may purchase Equity Interests of Holdings from present or former officers, directors or employees of the Borrower or any Subsidiary upon the death, disability, retirement or termination of employment or service of such officer, director or employee in an aggregate amount not to exceed $500,000;
(d)    the Borrower may make payments on the Subordinated Indebtedness to the extent permitted by Section 8.18; and
(e)    the Borrower shall be permitted to make other Restricted Payments in the form of cash dividends, distributions, purchases, redemptions or other acquisitions of or with respect to shares of its common stock or other common Equity Interests in an aggregate amount in any fiscal year not to exceed $250,000.
8.07    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.
8.08    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the Ordinary Course of Business, other than transactions on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided, the foregoing restriction shall not apply to:
(a)    transactions existing on the Closing Date and described on Schedule 8.08;
(b)    any transaction between or among (i) the Borrower and one or more Subsidiary Guarantors or (ii) among one or more Subsidiary Guarantors;
(c)    reasonable and customary indemnities provided to, and reasonable and customary fees paid to, members of the Board of Directors of Borrower and its Subsidiaries;
(d)    reasonable and customary employment, compensation and severance arrangements for officers and other employees of Borrower and its Subsidiaries entered into in the ordinary course of business; or

(e)    Restricted Payments to the extent permitted under Section 8.06 and Investments to the extent permitted under Section 8.03.
8.09    Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that:
(a)    requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; or
(b)    limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any other Loan Party or to otherwise transfer property to the Borrower or any other Loan Party, (ii) of any Subsidiary to guarantee the Indebtedness of the Borrower or become a Loan Party hereunder, or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 8.01(e) or 8.01(l) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness.
Provided, notwithstanding anything herein to the contrary, this Section 8.09 shall not apply to Contractual Obligations that:
(i)    are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Subsidiary;
(ii)    represent Indebtedness of a Subsidiary that is not a Loan Party which is permitted by Section 8.01 and which does not apply to any Loan Party;
(iii)    are customary restrictions that arise in connection with (x) any Permitted Lien and relate to the property subject to such Lien or (y) arise in connection with any Disposition permitted by Section 8.05 and relate solely to the assets or Person subject to such Disposition;
(iv)    are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.03 and applicable solely to such joint venture and its equity entered into in the ordinary course of business;
(v)    are customary restrictions on leases, subleases, licenses or contemplated by asset sale, merger, purchase or other similar agreements not prohibited hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto;
(vi)    are customary provisions restricting subletting, transfer or assignment of any lease governing a leasehold interest Borrower or any of its Subsidiaries;
(vii)    are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;
(viii)    are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(ix)    are restrictions regarding licensing or sublicensing by the Borrower and its Subsidiaries of Intellectual Property in the ordinary course of business;
(x)    customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar person; and
(xi)    are restrictions and conditions imposed by any law or any applicable rule, regulation or order, or any request of any Governmental Authority having regulatory authority over Borrower or any of its Subsidiaries.
8.10    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner that might cause the Credit Extension or the application of such proceeds to violate Regulations T, U or X of the FRB, in each case as in effect on the date or dates of such Credit Extension and such use of proceeds. Additionally, the Borrower shall not, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of sanctions pursuant to any Anti-Terrorism Laws, (B) in any other manner that would result in a violation of sanctions under any Anti-Terrorism Laws by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise), or (C) in any manner which would violate Anti-Corruption Laws or applicable Sanctions.
8.11    Reserved.
8.12    Financial Covenants.
(a)    Liquidity. So long as any Term Loan is outstanding, permit Liquidity as of the end of any fiscal quarter of the Borrower (commencing with the fiscal quarter ending June 30, 2022) to be less than the projected scheduled aggregate principal and interest payments with respect to the Term Loans for the three-year period immediately following such fiscal quarter end; provided that, notwithstanding the foregoing, when determining the amount of such projected payments (i) as of the end of any such fiscal quarter prior to the end of the Draw Period, such projected payments shall be calculated only on the actual amount of the Term Loans outstanding as of the end of any such fiscal quarter of the Borrower and as if the amortization that would be in effect pursuant to Section 2.05(a) following the end of the Draw Period was in effect at such time and (ii) it shall be assumed that, notwithstanding the occurrence of the Term Loan Maturity Date, the scheduled principal and interest payments with respect to the Term Loans shall continue for each quarter occurring after the Term Loan Maturity Date (in the same principal amount as the quarterly principal payments occurring in the year immediately prior to the Term Loan Maturity Date).
(b)    Consolidated Funded Debt to Capital Ratio. Permit the Consolidated Funded Debt to Capital Ratio as of the end of any fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2022) to exceed forty-five percent (45%).
(c)    Consolidated Funded Debt to EBITDA Ratio. Permit the Consolidated Funded Debt to EBITDA Ratio as of the end of any fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2024) to exceed 3.25 to 1.00.

8.13    Creation of New Subsidiaries. Create or acquire any new Subsidiary after the Closing Date other than Subsidiaries created or acquired in accordance with Section 7.12.
8.14    Securities of Subsidiaries. Permit any Subsidiary to issue any Equity Interests (whether for value or otherwise) to any Person other than a Loan Party.
8.15    Sale and Leaseback. Enter into any agreement or arrangement with any other Person providing for the leasing by any Loan Party or any of the Subsidiaries of real or personal property which has been or is to be sold or transferred by any Loan Party or any of the Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of a Loan Party or any of the Subsidiaries.
8.16    Organizational Documents; Fiscal Year; Accounting Practices. (a) Amend, modify or otherwise change any of its Organizational Documents in any material respect, except in connection with a transaction permitted under Section 8.04, but in any case, not in any manner that could have a material adverse effect on the interests of the Secured Parties, (b) change its fiscal year or (c) make (without the consent of the Lender) any material change in its accounting treatment and reporting practices except as required by GAAP.
8.17    Excluded Subsidiary. In the case of the Excluded Subsidiary, engage in any business activity, own any assets or create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Equity Interest.
8.18    Payments and Modifications of Subordinated Indebtedness.
(a)    Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Subordinated Indebtedness other than as expressly permitted by the Subordination Provisions applicable thereto.
(b)    Prepay, redeem, repurchase or otherwise acquire for value any Subordinated Indebtedness, or make any principal, interest or other payments on any Subordinated Indebtedness other than as expressly permitted by the Subordination Provisions applicable thereto.
ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES
9.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within three (3) days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained (i) in any of Sections 7.01(a), 7.01(b), 7.02(a), 7.03, 7.05, 7.07, 7.10, or 7.11 or ARTICLE VIII, or (ii) in any of Sections 2.13(a), 4.04 or 7.02(c) and, in the case of this clause (ii) only, such failure continues for five (5) or more Business Days; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) receipt of notice of such default by a Responsible Officer of the Borrower from the Lender, or (ii) any Responsible Officer of any Loan Party becomes aware of such default; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party or its Subsidiaries herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made in any material respect; or
(e)    Cross-Default. (i) With respect to any Indebtedness or guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount any Loan Party or its Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and after passage of any grace period) in respect of any such Indebtedness or guarantee, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, and such default continues for more than the grace or cure period, if any, therein specified, the effect of which default or other event is to cause, or to permit the holder of such Indebtedness or beneficiary of such guarantee (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by a Loan Party or any Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)    Insolvency Events. Any Insolvency Event shall occur with respect to any Loan Party; or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Loan Party and is not released, vacated or fully bonded within 60 days after its issue or levy; (iii) any Loan Party is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; (iv) any Loan Party suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; (v) there is a cessation of any material part of any Loan Party’s business for a material period of time; or (vi) any Collateral or property or assets of a Loan Party is taken or impaired through condemnation that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or
(h)    Judgments. There is entered against any Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, such judgment or order remains unvacated and unpaid and either (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)    Invalidity of Loan Documents. Any Loan Document, or any Lien granted thereunder, at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder or upon Payment in Full of all Obligations, ceases to be in full force and effect (except with respect to immaterial assets); or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document or any Lien granted to the Lender pursuant to the Security Instruments; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(k)    Breach of Contractual Obligation. Any Loan Party or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Contract to which it is party or fails to observe or perform any other agreement or condition relating to any such contract to which it is party or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the counterparty to such contract to terminate such Material Contract, in each case which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or
(l)    Indictment. (i) Any Loan Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, or (B) charged by a Governmental Authority under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral, or (ii) any director or senior officer of any Loan Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, unless such director or senior officer promptly resigns or is removed or replaced or (B) charged by a Governmental Authority under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral; or
(m)    Uninsured Loss. A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds Threshold Amount; or
(n)    Change of Control. There occurs any Change of Control; or
(o)    Subordination. (i) The subordination provisions applicable to any Subordinated Indebtedness, including, without limitation, the Subordination Agreement or any other subordination agreement with respect thereto (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of Subordinated Indebtedness; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Lender or (C) that all payments of principal of, or premium and interest on, any Subordinated Indebtedness, or amounts realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.
9.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:
(a)    declare the commitment of the Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
(c)    exercise on behalf of itself and any other Secured Party all rights and remedies available to it and the Lender under the Loan Documents or applicable Law;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of the Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts owing hereunder shall automatically become due and payable, in each case without further act of the Lender.
No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.
9.03    License. The Lender is hereby granted an irrevocable, non-exclusive license or other right to use, license of sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Loan Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Loan Party’s rights and interests under Intellectual Property shall inure to the Lender’s benefit.
9.04    Limitation of Remedies. Notwithstanding anything to the contrary contained in this Agreement, if any enforceable term of any promissory note, contract, agreement, permit, lease, license (including any licenses of any Intellectual Property) or other General Intangible included as a part of the Collateral, other than Accounts, requires the consent of the Person obligated on such promissory note or any Person (other than the applicable obligor) obligated on such lease, contract or agreement, or which has issued such permit or license or other General Intangible, other than Accounts, for the assignment or transfer thereof or the enforcement of such Lien not to give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or other material remedy thereunder, then the receipt of any such necessary consent shall be a condition to any exercise of remedies against such Collateral under this Article IX (but not to the creation, attachment or perfection of the Lien of the Lender for the benefit of the Secured Parties as provided herein).

ARTICLE X
MISCELLANEOUS
10.01    Amendments, Etc. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Lender and the Borrower or the applicable Loan Party, as the case may be. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
10.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone or in the case of notices otherwise expressly provided herein (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    If to a Loan Party or the Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person below, as changed pursuant to subsection (c) below:
(x)    If to the Lender:
Farm Credit of Central Florida, ACA
204 E. Orange Street, Suite 200
Lakeland, FL 33801
Attention: Brock Overbaugh
(y)    If to a Loan Party:
Kalera, Inc.
7455 Emerald Dunes Drive
Orlando, FL 32822
Attention: Fernando Cornejo
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Lender. The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address, Etc. Each of the Borrower and the Lender may change its address, telecopier or telephone number for notices and other communications hereunder by written notice to the other parties hereto.
(d)    Reliance by the Lender. The Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.
(e)    Borrower as Agent. Each Subsidiary Guarantor hereby irrevocably appoints and designates the Borrower as its representative and agent and attorney-in-fact for all purposes under the Loan Documents, including delivery or receipt of communications and all notices, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Lender. Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any Loan Party by the Borrower shall be deemed for all purposes to have been made by such Loan Party and shall be binding upon and enforceable against such Loan Party to the same extent as if made directly by such Loan Party and the Lender shall be entitled to rely thereon. The Lender may give any notice to or communication with a Loan Party hereunder to the Borrower on behalf of such Loan Party.
10.03    No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
10.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay all reasonable and documented out-of-pocket expenses (including any Extraordinary Expenses) incurred by the Lender and its respective Affiliates, (i) in connection with this Agreement and the other Loan Documents, including without limitation the reasonable fees, charges and disbursements of (A) counsel for the Lender, (B) [reserved],

(C) appraisers (subject to Section 7.10), (D) Field Exams (subject to Section 7.10), (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, and (F) environmental site assessments, (ii) in connection with (A) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (B) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (C) any workout, restructuring or negotiations in respect of any Obligations.
(b)    Indemnification by the Loan Parties. Each Loan Party shall indemnify the Lender (and any agent thereof), each other Secured Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold harmless each Indemnitee from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Lender (and any agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 4.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Secured Party to, a Controlled Account Bank or other Person which has entered into a control agreement with any Secured Party hereunder or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct or bad faith of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Borrower and that is brought by an Indemnitee against another Indemnitee.
(c)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(d)    Payments. All amounts due under this Section shall be payable not later than ten(10) Business Days after written demand therefor.

(e)    Survival. The agreements in this Section shall survive the occurrence of the Facility Termination Date.
10.05    Marshalling; Payments Set Aside. The Lender shall not be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations. To the extent that any payment by or on behalf of any Loan Party is made to a Secured Party, or a Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
10.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (b) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Secured Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Participations. The Lender may at any time, without the consent of, or notice to, the Borrower sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and may provide to any Participant rights to consent to and/or approve any amendment, modification or waiver of any terms or provisions of this Agreement or any other Loan Document as the Lender and such Participant shall agree in their sole discretion. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.02 to the same extent as if it were the Lender and had acquired its interest by assignment. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were the Lender. If the Lender (or any assignee thereof) sells a participation, the Lender (or such assignee) shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided the Lender (and any assignee thereof) shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender (or any assignee thereof)

shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
10.07    Treatment of Certain Information; Confidentiality.
(a)    Each of the Secured Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, trustees, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Secured Parties or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties.
(b)    For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary relating to a Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to any Secured Party on a nonconfidential basis prior to disclosure by a Loan Party or any Subsidiary, provided that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, any information not marked “PUBLIC” at the time of delivery will be deemed to be confidential; provided, that any information marked “PUBLIC” may also be marked “Confidential”. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(c)    Each of the Loan Parties hereby authorize the Lender to publish the name of any Loan Party and the amount of the credit facility provided hereunder in any “tombstone” or comparable advertisement which the Lender elects to publish. The Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
10.08    Right of Setoff. At any time during an Event of Default, the Lender and its Affiliates are authorized, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or such Affiliate to or for the credit or the account of a Loan Party against any Obligations, irrespective of whether or not the Lender of such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of the Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11    Survival.
(a)    All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Secured Parties, regardless of any investigation made by any Secured Party or on their behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
(b)    Further, the provisions of Sections 3.01, 3.02 and 10.04 and ARTICLE X shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Lender may require such indemnities and collateral security as it shall reasonably deem necessary or appropriate to protect the Secured Parties against loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked.
10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.13    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA.

(b)    SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA SITTING IN POLK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE MIDDLE DISTRICT OF FLORIDA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FLORIDA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE LOAN PARTIES OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.14    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.15    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.16    USA PATRIOT Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the PATRIOT Act.
10.17    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Secured Parties are arm’s-length commercial transactions between each Loan Party, on the one hand, and the Secured Parties, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Secured Party is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates or any other Person and (B) no Secured Party has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iii) the Secured Parties may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and no Secured Party has any obligation to disclose any of such interests to any Loan Party or its Affiliates and (iv) the Secured Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against any Secured Party with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.18    Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein; except, that, in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.
ARTICLE XI
CONTINUING GUARANTY
11.01    Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower and each other Loan Party to the Secured Parties, arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all reasonable and documented costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Lender’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Borrower and each Subsidiary Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. The Guarantee set forth in this ARTICLE XI (this “Guaranty”) shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantors under this Guaranty, and the each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Notwithstanding the foregoing, the liability of each Subsidiary Guarantor individually with respect to its obligations in respect of this Guaranty shall be limited to the aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.
11.02    Rights of the Lender. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand (except as otherwise specifically required under this Agreement), and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Lender in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
11.03    Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower, any other Loan Party or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.
11.04    Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower, any other Loan Party or any other Person is joined as a party.
11.05    Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until the Facility Termination Date. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.
11.06    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Subsidiary Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.
11.07    Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower and each other Loan Party owing to such Guarantor, as applicable, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower or any other Loan Party to such Guarantor as subrogee of the Secured Parties or resulting from such Guarantor’s performance under this Guaranty, to the Payment in Full of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower or any other Loan Party to a Guarantor shall be enforced and performance received by such Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of the Borrower or any Subsidiary Guarantor under this Guaranty.
11.08    Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against the Borrower or a Guarantor under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor immediately upon demand by the Secured Parties.
11.09    Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and each other Loan Party and any other guarantor such information concerning the financial condition, business and operations of the Borrower, any other Loan Party and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to the it any information relating to the business, operations or financial condition of the Borrower or any other Loan Party or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
11.10    Right of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law.
[Remainder of page is intentionally left blank; signature page(s) follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

KALERA, INC.

By:	/s/ Fernando Cornejo
Name:	Fernando Cornejo
Title:	Chief Financial Officer

LENDER:

FARM CREDIT OF CENTRAL FLORIDA, ACA

By:
Name:	Brock Overbaugh
Title:	Vice President
LOAN AND SECURITY AGREEMENT
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

KALERA, INC.

By:
Name:	Fernando Cornejo
Title:	Chief Financial Officer

LENDER:

FARM CREDIT OF CENTRAL FLORIDA, ACA

By:	/s/ Brock Overbaugh
Name:	Brock Overbaugh
Title:	Vice President
LOAN AND SECURITY AGREEMENT
Signature Page

EXHIBIT A-1
[“Florida documentary stamp tax required by law in the amount of $____ has been paid or will be paid directly to the Department of Revenue. Certificate of Registration No. [__].”]
FORM OF REVOLVING LOAN NOTE
[____________], 20[__]
FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to Farm Credit of Central Florida, ACA, or registered assigns (the “Lender”), in accordance with the provisions of the Loan Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Loan and Security Agreement, dated as of April 14, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement;” the terms defined therein being used herein as therein defined), between the Borrower and the Lender.
The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Loan Agreement. All payments of principal and interest shall be made to the Lender at the Lender’s Office in Dollars and in immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Loan Agreement.
This Revolving Loan Note is the Revolving Loan Note referred to in the Loan Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Loan Note is also entitled to the benefits of the continuing guaranty set forth in Article XI of the Loan Agreement and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Revolving Loan Note shall become, or may be declared to be, immediately due and payable all as provided in the Loan Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Loan Note and endorse thereon the date, amount, currency and maturity of its Revolving Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Loan Note.
[signature page follows]
A-1-1
Form of Revolving Loan Note

THIS REVOLVING LOAN NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

KALERA, INC.

By:
Name:
Title:
A-1-2
Form of Revolving Loan Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Amount of Loan Made	Currency of Loan	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
A-1-3
Form of Revolving Loan Note

EXHIBIT A-2
[“Florida documentary stamp tax required by law in the amount of $___ has been paid or will be paid directly to the Department of Revenue. Certificate of Registration No. [___].”]
FORM OF TERM LOAN NOTE
[____________], 20[__]
FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to Farm Credit of Central Florida, ACA, or registered assigns (the “Lender”), in accordance with the provisions of the Loan Agreement (as hereinafter defined), the principal amount of each Term Loan made by the Lender to the Borrower under that certain Loan and Security Agreement, dated as of April 14, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement;” the terms defined therein being used herein as therein defined), between the Borrower and the Lender.
The Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Loan Agreement. All payments of principal and interest shall be made to the Lender at the Lender’s Office in Dollars and in immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Loan Agreement.
This Term Loan Note is the Term Loan Note referred to in the Loan Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Loan Note is also entitled to the benefits of the continuing guaranty set forth in Article XI of the Loan Agreement and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Term Loan Note shall become, or may be declared to be, immediately due and payable all as provided in the Loan Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Loan Note and endorse thereon the date, amount, currency and maturity of its Term Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Loan Note.
[signature page follows]
A-2-1
Form of Term Loan Note

THIS TERM LOAN NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

KALERA, INC.

By:
Name:
Title:
A-2-2
Form of Term Loan Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Amount of Loan Made	Currency of Loan	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
A-2-3
Form of Term Loan Note

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: ________, 20__
To:    Farm Credit of Central Florida, ACA, as the Lender
Ladies and Gentlemen:
Reference is made to that certain Loan and Security Agreement, dated as of April 14, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement;” the terms defined therein being used herein as therein defined), between Kalera, Inc., a Delaware corporation (the “Borrower”), and Farm Credit of Central Florida, ACA (the “Lender”).
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _____________________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Lender on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Borrower has delivered the year-end audited financial statements required by Section 7.01(a) of the Loan Agreement for the fiscal year of Holdings and its Subsidiaries ended as of the above date, together with the report and opinion of the Auditor and the Reconciliation required by such section. Such Consolidated statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, and such consolidating statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of Holdings and its Subsidiaries. The Reconciliations delivered with respect to the financial statements described in this Section 1 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Borrower has delivered the unaudited financial statements required by Section 7.01(b) of the Loan Agreement for the fiscal quarter of Holdings and its Subsidiaries ended as of the above date. Such Consolidated statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and such consolidating statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of Holdings and its Subsidiaries. The Reconciliations delivered with respect to the financial statements described in this Section 1 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject only to normal year-end audit adjustments and the absence of footnotes.

Form of Compliance Certificate

2.    The undersigned has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made under his/her supervision, a review of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.
3.    A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties performed and observed all its obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned, during such fiscal period each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.
[signature page follows]

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ______________________, ___________.

KALERA, INC.

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended __________________(“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I. Section 8.12(a) – Liquidity.[1]

A.	Availability as of the Statement Date:	$

B.
Aggregate amount of cash and Cash Equivalents as of the Statement Date (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 8.02 of the Loan Agreement and Liens permitted by Sections 8.02(a) and 8.02(k) of the Loan Agreement) of the Loan Parties, but excluding the aggregate amount of cash and Cash Equivalents of the Loan Parties held outside the United States:
$

C.	Liquidity (Line I.A. plus Line I.B) as of the Statement Date:	$

D.	Projected scheduled aggregate principal and interest payments with respect to the Term Loans for the three-year period immediately following the Statement Date:[2]	$

E.	Line I.C. minus Line I.D.:	$

	In Compliance?	[Yes/No]

In compliance if Line I.E. is zero or greater.

II. Section 8.12(b) – Consolidated Funded Debt to Capital Ratio.[3]

A.
Outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations under the Loan Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments as of the Statement Date:
$

B.	All purchase money Indebtedness as of the Statement Date:	$

C.	All direct obligations arising under standby and commercial letters of credit (excluding the undrawn amount thereof), bankers’ acceptances, bank guaranties (excluding the amounts available thereunder as to which demand for payment has not yet been made), surety bonds (excluding
1 To be calculated so long as any Term Loan is outstanding, as of the end of any fiscal quarter of the Borrower (commencing with the fiscal quarter ending June 30, 2022).
2 Notwithstanding the foregoing, when determining the amount of such projected payments (i) as of the end of any such fiscal quarter prior to the end of the Draw Period, such projected payments shall be calculated only on the actual amount of the Term Loans outstanding as of the end of any such fiscal quarter of the Borrower and the amortization that would be in effect pursuant to Section 2.05(a) of the Loan Agreement following the end of the Draw Period was in effect at such time and (ii) it shall be assumed that, notwithstanding the occurrence of the Term Loan Maturity Date, the scheduled principal and interest payments with respect to the Term Loans shall continue for each month occurring after the Term Loan Maturity Date (in the same principal amount as the monthly principal payments occurring in the year immediately prior to the Term Loan Maturity Date).
3 To be included only for Compliance Certificates delivered with the respect to annual financial statements (commencing with the fiscal year ending December 31, 2022).

Form of Compliance Certificate

	the amounts available thereunder as to which demand for payment has not yet been made) and similar instruments as of the Statement Date:	$

D.	All obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business) as of the Statement Date:	$

E.	Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations as of the Statement Date:	$

F.	Without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in Lines II.A. through II.E. above of Persons other than the Borrower or any Subsidiary as of the Statement Date:	$

G.	All Indebtedness of the types referred to in Lines II.A. through II.F. above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, to the extent such Indebtedness is recourse to the Borrower or such Subsidiary as of the Statement Date:	$

H.	Consolidated Funded Debt (the sum of Lines II.A through II.G.) as of the Statement Date:	$

I.	Subordinated Indebtedness as of the Statement Date:	$

J.	Consolidated stockholders’ equity of the Borrower and its Subsidiaries as of the Statement Date:	$

K.	Consolidated Total Capitalization (Line II.H. plus Line II.J.) as of the Statement Date:	$

L.	Consolidated Funded Debt to Capital Ratio ((Line II.H. minus Line II.I.) divided by Line II.K.):	___________%

	In Compliance?	[Yes/No]

	Maximum permitted:	45%

III. Section 8.12(c) – Consolidated Funded Debt to EBITDA Ratio.[4]

A.	Consolidated Funded Debt (Line II.H above) as of the Statement Date:	$

B.	Subordinated Indebtedness as of the Statement Date:	$

C.	Consolidated EBITDA (Schedule 2) for the four consecutive fiscal quarters ending on the Statement Date:	$

D.	Consolidated Funded Debt to EBITDA Ratio ((Line III.A minus Line III.B.) divided by Line III.C.):	_______ to 1.00

	In Compliance?	[Yes/No]
4 To be included only for Compliance Certificates delivered with the respect to annual financial statements (commencing with the fiscal year ending December 31, 2024).

Form of Compliance Certificate

Maximum permitted:	3.25 to 1.00

Form of Compliance Certificate

For the Quarter/Year ended _______________ (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Loan Agreement)

Consolidated EBITDA	Quarter Ended _________	Quarter Ended _________	Quarter Ended _________	Quarter Ended _________	Twelve Months Ended _________

(A) (i) Consolidated Net Income

(ii) + Consolidated Interest Charges

(iii) + expense for Taxes based on income, transfer pricing, profits or capital, including federal, state, local and foreign income Taxes, foreign income Taxes and franchise Taxes

(iv) + depreciation and amortization

(v) + non-cash compensation expense, or other non-cash expenses or charges, for such period arising from any management equity plan, long term incentive plan or share or unit option plan or any other management or employee benefit plan or

Form of Compliance Certificate

agreement or share or unit subscription or shareholder or similar agreement or the granting of stock options, stock appreciation rights or similar equity arrangements

(vi)    + non-cash expenses or losses and other non-cash charges incurred during such period (excluding any non-cash charges representing an accrual of, or reserve for, cash charges to be paid within the next twelve months)

(vii)    + non-recurring or unusual charges, expenses or losses (including, without limitation, accruals for amounts payable under executive employment agreements, and losses realized on Disposition of property outside of the Ordinary Course of Business)[5]

5 The aggregate amount added back under this clause with respect to any period of four consecutive fiscal quarters shall not exceed the lesser of $350,000 and 5% of Consolidated EBITDA for such period (calculated without giving effect to this clause).

Form of Compliance Certificate

(viii)    + all transaction fees, charges and other amounts related to the Transactions and any amendment or other modification to the Loan Documents, in each case to the extent paid within six (6) months of the Closing Date or the effectiveness of such amendment or other modification

(ix)    + all transaction fees, charges and other amounts (including any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith) in connection with any Permitted Acquisition, Investment, Disposition, issuance or repurchase of Equity Interests, or the incurrence, amendment or waiver of Indebtedness permitted hereunder (other than those related to the Transactions or with respect to

Form of Compliance Certificate

any amendment or modification of the Loan Documents), in each case, whether or not consummated, in each case to the extent paid within six (6) months of the closing or effectiveness of such event or the termination or abandonment of such transaction, as the case may be6

(x)    + proceeds from business interruption insurance (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deduced in the determination of Consolidated Net Income)

(xi) + charges, losses, lost profits, expenses or write-offs to the extent indemnified or insured by a reasonably creditworthy third party, in each case, to the extent that coverage has not been denied and
6 Any amounts described in this clause with respect to transactions that are not consummated shall not exceed $100,000 for the applicable period.

Form of Compliance Certificate

there is reasonable evidence that such amounts will be covered by such indemnity or insurance, as the case may be, and so long as such amounts are actually reimbursed to the Borrower or Subsidiaries in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause[7]

(xii) + any restructuring charges, integration and facilities opening costs, project start-up costs, costs related to the closure and/or consolidation of facilities, severance costs and recruiting fees and expenses and costs incurred in connection with new systems design and implementation costs, in each case, for such period[8]

7 If such expense is not actually covered by insurance within such one-year period, such amount shall be deducted from Consolidated Net Income and not added back in calculating Consolidated EBITDA for the fiscal quarter ending immediately after such one-year period and any period of four consecutive fiscal quarters that includes such fiscal quarter.
8 The aggregate amount added back under this clause with respect to any period of four consecutive fiscal quarters shall not exceed the lesser of $350,000 and 5% of Consolidated EBITDA for such period (calculated without giving effect to this clause).

Form of Compliance Certificate

(B) (i) - interest income

(ii) - federal, state, local and foreign income Tax credits of the Borrower and its Subsidiaries for such period (to the extent not netted from income Tax expense);

(iii) - any unusual or non-recurring gains

(iv) - non-cash income, gains or profits or other non-cash items increasing Consolidated Net Income

(v)     - any cash expense made during such period which represents the reversal of any non-cash expense that was added in a prior period pursuant to clause (A)(vi) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred

= Consolidated EBITDA

Form of Compliance Certificate

EXHIBIT C
FORM OF BORROWING BASE CERTIFICATE
Date: ______, 20__
To:    Farm Credit of Central Florida, ACA, as the Lender
Ladies and Gentlemen:
Reference is made to that certain Loan and Security Agreement, dated as of April 14, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement;” the terms defined therein being used herein as therein defined), between Kalera, Inc., a Delaware corporation (the “Borrower”), and Farm Credit of Central Florida, ACA (the “Lender”).
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Borrowing Base Certificate to the Lender on the behalf of the Borrower, and that the analysis and information set forth in this Borrowing Base Certificate is true and accurate on and as of the date hereof.

Borrowing Base / Availability Calculations
Eligible Accounts	0
Advance Rate	70%
Accounts Borrowing Base	0

Eligible Inventory	0
Advance Rate	50%
Inventory Borrowing Base	0

Availability Reserves:
Less: Rent and Charge Reserves	0
Less: outstanding Taxes and other governmental charges	0
Less: liabilities that are or may become secured by Liens on the Collateral (including Permitted Liens) which might have priority over the Liens or interests of the Lender in the Collateral	0

Less: reserves with respect to the salability of Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory, including obsolescence, seasonality, Shrink; vendor chargebacks, imbalance, change in Inventory character, composition or mix, markdowns and out of date and/or expired Inventory	0

Less: the Dilution Reserve	0
Less: [Others TBD]
Total Availability Reserves	0

Borrowing Base (Accounts Borrowing Base + Inventory Borrowing Base – Total Availability Reserves)	0

Line Reserves:

Form of Borrowing Base Certificate

Rent and Charges Reserve	0
Plus: aggregate amount of liabilities at any time secured by Liens upon Collateral that are senior to the Lender’s Liens	0
Plus: sums that any Loan Party may be required to pay under any Section of the Loan Agreement or any other Loan Document and has failed to pay	0
Plus: amounts for which claims may be reasonably expected to be asserted against the Collateral	0

Revolving Credit Facility	0
Less Line Reserves	0

Maximum Borrowing Amount (the lesser of (Revolving Credit Facility – Line Reserves) and the Borrowing Base)	0
Less the Outstanding Amount of all Revolving Loans	0
Availability	0
[signature page follows]

Form of Borrowing Base Certificate

IN WITNESS WHEREOF, the undersigned has executed this Borrowing Base Certificate as of ______________________, __________.

KALERA, INC.

By:
Name:
Title:

Form of Borrowing Base Certificate

EXHIBIT D
FORM OF ADVANCE REQUEST NOTICE
Date: __________, _____
To:    Farm Credit of Central Florida, ACA, as the Lender
Ladies and Gentlemen:
Reference is made to that certain Loan and Security Agreement, dated as of April 14, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined), between Kalera, Inc., a Delaware corporation (the “Borrower”), and Farm Credit of Central Florida, ACA, as the Lender.
The Borrower hereby requests a Borrowing of:
☐ Revolving Loans                      ☐ Term Loans
1. On ___________________________ (a Business Day).
2. In the amount of $_____________________.
The Borrowing of Revolving Loans requested herein complies with the proviso to the first sentence of Section 2.01(a) of the Loan Agreement.

KALERA, INC.

By:
Name:
Title:
D-1
Form of Advance Request Notice